UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   FORM SB-2A


             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                (Amendment No. 4)

                             RUBINCON  VENTURES  INC.
                            -------------------------
                 (Name of small business issuer in its charter)

       Delaware                            1099                    98-0200798
       --------                            ----                   -----------
(State or other jurisdiction of (Primary Standard Industrial (I.R.S. Employer incorporation or organization) Classification Code Number) Identification No.)

  4761 Cove Cliff Road, North Vancouver, B.C., Canada, V7G 1H8 - (604) 929-0637
  -----------------------------------------------------------------------------
        (Address and telephone number of principal executive offices)

        4761 Cove Cliff Road, North Vancouver, B.C., Canada, V7G 1H8
        ------------------------------------------------------------
(Address of principal place of business or intended principal place of business)

    Nevada Agency and Trust Company, Suite 880 - 50 West Liberty Street, Reno,
                          Nevada  -  USA,  (775) 322-0626
    ---------------------------------------------------------------------------
         (Name,  address  and  telephone  number  of  agent  of  service)

                                   copies to:


     Bartel Eng & Schroder, 1331 Garden Highway, Suite 300, Sacramento 95833



Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [ X ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective
registration  statement  for  the  same  offering  [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act regulation statement number of the earlier effective registration statement for
the  same  offering  [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for  the  same  offering  [   ]



If delivery of the prospectus is expected to be made pursuant to Rule 434, check
the  following  box  [   ]

                         CALCULATION OF REGISTRATION FEE





TITLE OF EACH               DOLLAR           PROPOSED MAX.    PROPOSED MAX.
CLASS OF SECURITIES        AMOUNT TO           OFFERING         AGGREGATE           AMOUNT OF
TO BE REGISTERED         BE REGISTERED      PRICE PER UNIT   OFFERING PRICE   REGISTRATION FEE (1)
-------------------  ---------------------  ---------------  ---------------  ---------------------

Common, par value .  Maximum   - 1,000,000      $ 0.15         $ 150,000            $ 100
per share $0.001. .  Minimum -     300,000                     $  45,000            $ 100
-------------------  ---------------------  ---------------  ---------------


(1) Estimated solely for the purposes of computing the amount of registration fee in accordance with Rule 457 (o)

     Previously  paid.



The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Seciton 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.





Prospectus                                                  Subject  to
Completion
                                                             Dated _______, 2004

     The information in this prospectus is not complete and may be changed. Rubincon may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                   A MINIMUM 300,000, MAXIMUM 1,000,000 SHARES
                             RUBINCON VENTURES INC.
                                  COMMON STOCK

     Rubincon is offering a minimum of 300,000 shares of its common stock and a maximum of 1,000,000 shares of its common stock, par value of $0.001, for $0.15 per share. All dollar amounts referenced herein refer to United States dollars.

     Mr Reimchen, President of Rubincon, is committed to purchase 50,000 common shares under this Offering for cash consideration which represents 16.7% of the minimum subscription and 5% of the maximum offering. Under the minimum offering, Rubincon would only be required to sell 250,000 shares to new investors with the purchase of shares by Mr. Reimchen and 950,000 shares under the maximum offering. The shares purchased by Mr. Reimchen will be restricted under Rule 144.

     Rubincon is making this offering of up to 1,000,000 shares of common stock on a self-underwritten, minimum-maximum basis conducted only by the officers and directors of Rubincon. Rubincon will begin to sell the shares on the date listed on the cover of this prospectus. Rubincon will open a separate escrow bank account, in Rubincon's name, to hold all funds received from the subscriptions. No use of these funds will occur until the minimum subscriptions have been subscribed for. During the initial offering period, Rubincon may continue to offer shares for a period of up to 12 months from the effective date of the registration statement of which this prospectus is a part, at its sole discretion. At such time that a minimum of $45,000 in proceeds is received from the sale of shares, the proceeds will be distributed from the escrow account to Rubincon for immediate use. If Rubincon does not sell the minimum $45,000 gross proceeds during the initial offering period, Rubincon may update this prospectus and continue the offering for up to an additional 12 months, being a total of 24 months from the effective date of this registration statement, but after that time period the offering will be closed. During this continuous offering period, being 24 months, investors would receive no interest in the event that the offering is terminated for failure to meet the minimum proceeds requirement. The minimum purchase for any investor is $200. Rubincon may terminate this offering at any time. If Rubincon does not receive subscriptions for the minimum of $45,000 in gross proceeds, all funds received from potential investors will be returned without interest or deduction.

     Before this offering, there has been no public market for the common stock and Rubincon's stock is not currently traded on any exchange or quotation systemIt is Rubincon's intention to seek a market maker to apply for a quotation on the OTC Bulletin Board in the United States, also known as the OTCBB , following the effective date of this Prospectus.

THE SECURITIES OFFERED IN THIS PROSPECTUS INVOLVE A HIGH DEGREE OF RISK. THE READER SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING "RISK FACTORS" BEGINNING AT PAGE 3.


NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                   The date of this prospectus is March , 2004



     RUBINCON HAS NOT AUTHORIZED ANY PERSON TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NO CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH ANY OFFERING OF THESE SHARES OF COMMON STOCK. THIS PROSPECTUS IS NOT AN OFFER TO SELL ANY SECURITY OTHER THAN THESE SHARES OF COMMON STOCK AND RUBINCON IS NOT SOLICITING AN OFFER TO BUY ANY SECURITY OTHER THAN THESE SHARES OF COMMON STOCK. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SHARES OF COMMON STOCK TO ANY PERSON AND RUBINCON IS NOT SOLICITING AN OFFER FROM ANY PERSON TO BUY THESE SHARES OF COMMON STOCK IN ANY JURISDICTION WHERE THE OFFER OR SALE TO THAT
PERSON IS PERMITTED. THE READER OF THIS PROSPECTUS SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROSPECTUS IS CORRECT ON ANY DATE AFTER THE DATE OF THIS PROSPECTUS, EVEN THOUGH THIS PROSPECTUS IS DELIVERED OR THESE SHARES OF COMMON STOCK ARE OFFERED OR SOLD AT A LATER DATE.

DEALER  PROSPECTUS  DELIVERY  INSTRUCTION

     UNTIL _____ 2004, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO
DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                TABLE OF CONTENTS






                                                              Page
                                                              ----
Part I

Rubincon Ventures. . . . . . . . . . . . . . . . . . . . . .     3
Risk Factors . . . . . . . . . . . . . . . . . . . . . . . .     3
Glossary of Geological and Technical Terms . . . . . . . . .     8
Cautionary Note Regarding Forward-Looking Statements . . . .    10
Use of Proceeds. . . . . . . . . . . . . . . . . . . . . . .    11
Arbitrary Determination of Offering Price. . . . . . . . . .    12
Dilution . . . . . . . . . . . . . . . . . . . . . . . . . .    12
Plan of Distribution . . . . . . . . . . . . . . . . . . . .    12
Management . . . . . . . . . . . . . . . . . . . . . . . . .    14
Executive Compensation . . . . . . . . . . . . . . . . . . .    17
Principal Stockholders . . . . . . . . . . . . . . . . . . .    18
Compliance with Section 16(a) of the Securities Exchange Act    19
Description of Common Stock. . . . . . . . . . . . . . . . .    19
Interest of Named Experts and Counsel. . . . . . . . . . . .    22
Business . . . . . . . . . . . . . . . . . . . . . . . . . .    22
Management's Discussion and Analysis or Plan of Operation. .    28
Description of Property. . . . . . . . . . . . . . . . . . .    30
Certain Relationships and Related Party Transactions . . . .    30
Additional Information . . . . . . . . . . . . . . . . . . .    31
Legal Proceedings. . . . . . . . . . . . . . . . . . . . . .    31
Indemnification of Directors and Officers. . . . . . . . . .    31
Financial Statements . . . . . . . . . . . . . . . . . . . .    33
Changes in and Disagreement with Accountants on
             Accounting and Financial Disclosure . . . . . .    51

Part II - Information not Required in Prospectus . . . . . .    51

Other Expenses of Issuance and Distribution. . . . . . . . .    51
Recent Sales of Unregistered Securities. . . . . . . . . . .    51
Exhibit Index. . . . . . . . . . . . . . . . . . . . . . . .    53

Signatures . . . . . . . . . . . . . . . . . . . . . . . . .    55

                             RUBINCON VENTURES INC.
                             ----------------------


     Rubincon was incorporated under the laws of the State of Delaware on February 2, 1999. Its executive office is located at 4761 Cove Cliff Road, North Vancouver, B.C., Canada, V7G 1H8, (Tel: 604-929-0637) which is the business address of Rubincon's President. At the present time, Rubincon does not have any subsidiaries, affiliated companies or joint venture partners.

     Rubincon is in the mineral exploration industry having the ownership to the mineral rights on a single lode mineral claim of approximately 1,235 acres located in the Bralorne mining area of British Columbia, Canada. Rubincon has undertaken exploration activities on its mineral claim, known as the "Bridge", as more fully described elsewhere within this Prospectus. Rubincon is an exploration stage company without any assurance that a commercially viable mineral deposit, a reserve, exists on the Bridge claim until appropriate exploration work is done and a comprehensive study based upon such work concludes legal and economic feasibility.


     Rubincon previously acquired a mineral claim located in the Zeballos gold camp, but this claim was abandoned by Rubincon. Rubincon acquired the Bridge Claim by staking on February 7, 2000, and has performed several small exploration programs on the claim which will maintain it in good standing until December 31, 2004. The Bridge claim has not been proven to have any commercially minable ore reserves. As a result, the expenses relating to exploring the claim are expensed as incurred. Accordingly, Rubincon has almost no assets on its balance sheet, and has total liabilities of approximately $63,933. From inception through October 31, 2003, Rubincon generated no revenues, and incurred approximately $114,649 in losses, which consist principally of rent ($17,100), accounting and audit fees ($23,455) and management fees ($28,500). Rubincon anticipates minimum operating expenses of about $31,725.


     If this offering is successful, Rubincon will use the proceeds to pay expenses of this offering, operating expenses, and to conduct exploration of the Bridge claim (Phase I and Phase II) as described elsewhere herein. Even if the maximum of $150,000 is raised in this offering, and even if the exploration of the Bridge claim is successful enough to merit Phase III exploration, Rubincon will need to raise at least an additional $160,000 in order to complete Phase III exploration. There is no assurance that this offering will be successful, that Rubincon will raise the $45,000 minimum described herein, or that, even if this offering is successful, that the results of the exploration will be conclusive or positive or merit additional exploration. The offering is being conducted without an underwriter, and the officers and directors of Rubincon will be conducting the offering.

     To date Rubincon has realized no revenue from the Bridge claim and it will take an unknown number of years of exploration to be able to identify a commercially viable reserve. An exploration program of any size will require additional funds which presently Rubincon does not have. Its ability to raise funds might be limited as more fully described under "Risk Factors".

                                  RISK FACTORS
                                  ------------

     An investment in Rubincon's stock involves a high degree of risk. An investor should carefully consider the risks described below, the other information in this Prospectus and whether an investment in a speculative exploration company in the mining industry is a suitable investment for them. If any of the following risks occur, Rubincon's business, results of operation and financial condition could seriously be harmed. There may be no value in Rubincon's common stock unless it obtains a quotation on a recognized stock exchange and even if it becomes listed the value of Rubincon's common stock could decline due to the following risk factors and an investor might lose all or part of his investment.

1. INVESTORS PURCHASING SHARES UNDER THIS OFFERING WILL HAVE THEIR FUNDS HELD IN ESCROW FOR A PERIOD OF UP TO 24 MONTHS WITHOUT INTEREST.

     Rubincon  will  hold  in escrow all funds invested by the purchasers of its shares under this Offering for a period of up to 24 months. In the event Rubincon does not receive the minimum subscriptions during the 24 months, the funds will be returned to the investor without any interest. In other words, even if Rubincon earns interest on the funds held in escrow it will not pay any interest to its investors in the event the funds are returned. An investor should consider whether or not they wish to invest money in Rubincon which after a period of up to 24 months they will receive no interest on their investment in the event the funds are returned to them.



2. BEING SUBJECT TO THE PENNY STOCK RULES WILL REQUIRE ADDITIONAL ADMINISTRATIVE RESPONSIBILITIES BY THE DEALER-BROKER THEREBY POSSIBLY MAKING THE BROKER-DEALER RELUCTANT TO PARTICIPATE IN RUBINCON'S SHARES AND MAY MAKE THE BUYING OR SELLING OF RUBINCON'S SHARES MORE DIFFICULT FOR AN INVESTOR.

     Rubincon's shares will be under the penny stock rules adopted by the SEC since its share price will be less than $5.00. A broker-dealer may not wish to participate in the buying and selling of Rubincon's shares due to the administrative work involved; comprising:

(i) prior to any transaction in Rubincon's shares, the broker-deal will have to deliver a standardized risk disclosure document that provides information about Rubincon and the nature and level of risk in the penny stock market;

(ii) providing a potential or current Rubincon shareholder with current bid and offer quotations on Rubincon's shares;

(iii) the compensation of the broker-dealer and its saleperson in the transaction;

(iv) monthly accounts statements showing the market value of Rubincon's shares held in the customer's account;

(v) making special written determination that Rubincon's shares are a suitable investment for the purchase; and

(vi)  receiving  the  purchaser's  written  agreement  to  the  transaction.

From an investor's standpoint, these requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for Rubincon's shares thereby resulting in an investor not being able to dispose of his shares at a time when he wishes to.

3. RUBINCON HAS NO OPERATING HISTORY, SIGNIFICANT ASSETS OR FINANCIAL RESOURCES TO ALLOW AN INVESTOR TO FORM A MEANINGFUL OPINION ON MANAGERIAL SKILLS AND POSSIBILITY OF RUBINCON'S SUCCESS.

     Rubincon has no operating history, significant assets or financial resources since its inception which would permit an investor to judge its managerial skills and the probability of Rubincon's success. Its lack of operating history, significant assets or financial resources makes it very difficult for Rubincon to attract new investors since they will not have the information available to them to make an educated decision as to whether an investment in Rubincon is a wise investment.

4. THE AUDITORS OF RUBINCON HAVE INDICATED IN THEIR AUDIT REPORT THAT THERE IS SUBSTANTIAL DOUBT AS TO WHETHER RUBINCON WILL CONTINUE AS A GOING CONCERN

     Rubincon's auditors, in the audited financial statements included in this Prospectus, have stated in their audit opinion dated April 26, 2003 the following:

"The accompanying financial statements have been prepared assuming that Rubincon will continue as a going concern. Rubincon does not have the necessary working capital to service its debt and for its planned activity, which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are described in Note 6. These financial statements do not include any adjustments that might result from the outcome of this uncertainty."

     Basically, the auditors are alerting the present shareholders and any future investors that if Rubincon does not obtain future funding there is substantial doubt that Rubincon will continue to be a going concern. The potential harm to an investor, if Rubincon ceases as a going concern, would result in an investor losing their entire investment in Rubincon. Investors should seriously consider this point prior to making any investment in Rubincon.

5. INVESTORS MIGHT NOT BE ABLE TO SELL THEIR SHARES SINCE THERE IS NO PUBLIC TRADING MARKET FOR RUBINCON'S SHARES.

     There is currently no public trading market for Rubincon's common stock. Therefore, there is no central place, such as a stock exchange, or electronic trading system, to resell an investor's shares. If an investor wants to resell his shares, he will have to locate a buyer and negotiate his own sale. There may be no buyers for an investors' shares and, therefore, he may never be able to sell his shares.

6. RUBINCON CANNOT CONTINUE TO ACCUMULATE LOSSES SINCE IT WILL BE DIFFICULT FOR IT TO RAISE FUTURE FUNDING AND FOR INVESTORS TO EVENTUALLY DISPOSE OF THEIR SHARES AT PRICE ABOVE WHAT THEY PAID FOR THEM.


     Since inception, Rubincon has incurred losses and has an accumulative deficit of $114,649 as at October 31, 2003. This trend may never be reversed and Rubincon will find it difficult to raise future funding from new investors who do not wish to be involved with a company unable to make a profit. Being unprofitable will effect the market price of Rubincon's shares, if and when they are trading, and investors might not be able to sell their shares at a profit or at the price they paid for them.



7. RUBINCON MIGHT NOT BE ABLE TO RAISE CAPITAL FOR ITS EXPLORATION ACTIVITIES ON TERMS AND CONDITIONS ACCEPTABLE TO IT AND ITS SHAREHOLDERS.

     Rubincon's ultimate success in fully implementing its exploration activitiesis dependent on its ability to raise additional capital. This capital may not be available when needed. Even if capital is available, it may be on terms Rubincon deems unacceptable or are materially adverse to the shareholders' interests with respect to dilution of book value, dividend preferences, liquidation preferences, or other terms. Rubincon's inability to obtain capital would have a material adverse effect on its ability to implement its growth strategy, and as a result, could require it to diminish or suspend its exploration program and possibly cease its operations. The value of the common stock offered hereunder will very likely be worthless.


8. SELF-UNDERWRITTEN OFFERING; NO INDEPENDENT DUE DILIGENCE HAS BEEN UNDERTAKEN BY AN UNDERWRITER OR ITS COUNSEL TO DETERMINE THE FAIRNESS OF THE OFFERING PRICE, OPERATIONS AND THE MANAGEMENT OF RUBINCON FOR THE BENEFIT OF FUTURE INVESTORS.

     This offering is self-underwritten by the officers and directors of Rubincon with no independent due diligence being undertaken by an underwriter or its legal counsel for the benefit of investors. Under an underwritten offering, an investor would be benefit since the underwriter would examine the records of Rubincon to assess the worth of Rubincon, its management team and the share price of the offering. Rubincon has decided not use an underwriter which might have the effect of reducing the number of potential investors. Without the involvement of an underwriter, an investor must rely upon his or her own judgment in deciding if an investment in the shares of Rubincon is a suitable investment. An investor in this situation should be cautious in making a decision to invest in Rubincon.

9. ORIGINAL INVESTORS PURCHASED THEIR SHARES AT SUBSTANTIALLY LOWER PRICES THAN ANY INVESTOR UNDER THIS OFFERING

     All of the present shareholders acquired their shares at $0.001 per share whereas investors under this offering will have to pay $0.15 per share (refer to page 12 - Dilution). Having a $0.15 per share price under this offering will restrict the number of potential investors Rubincon can attract since investors will realize their investment will increase the book value of the shares held by the present shareholders with no benefit to themselves. A new investor should be aware that the value of their shares will instantly decrease the moment they purchase shares under this offering.

10. THERE IS NO ORE RESERVE ON THE BRIDGE CLAIM AND THERE IS THE DISTINCT POSSIBILITY THAT THERE WILL NEVER BE AN ORE RESERVE ON THE BRIDGE CLAIM

      The Bridge claim, as more fully discussed elsewhere in this Prospectus, does not contain a known body of commercially viable ore reserve and, therefore, any program conducted on the Bridge would be of an exploratory search for ore. A reserve may never be found on the Bridge claim. Any investment by Rubincon in exploration of the Bridge claim may be completely lost, which would have a materially adverse effect on Rubincon's financial condition, results of operation and value of its securities to new investors.

11. RUBINCON MIGHT NOT BE ABLE TO RAISE FUNDS FOR FUTURE EXPLORATION OF THE BRIDGE CLAIM AND THE MINERAL RIGHTS TO THE CLAIM MIGHT LAPSE.

     If Rubincon is unable to raise future exploration funds for the Bridge claim, there is the possibility the mineral rights to the claim will lapse and Rubincon will have no assets. Without any assets it will be difficult for Rubincon to attract future capital since most investors are not willing to invest in a "blank check" company. Any potential investor under this offering should be aware that if Rubincon is unable to maintain the Bridge claim in good standing due to a lack of exploration funds that they may be a holder of shares with little or no value.

12. RUBINCON WILL ENCOUNTER STIFF COMPETITION IN HIRING PERSONNEL, IDENTIFYING NEW MINERAL PROPERTIES AND RAISING CAPITAL.


Competition in the exploration industry is stiff in that there are many companies seeking professional personnel, identifying new mineral properties and trying to raise additional capital for exploration. Being relatively unknown in the exploration industry as compared to many of the larger and smaller exploration companies, Rubincon will find it extremely difficult to attract professional personnel to work on the Bridge claim and to raise exploration funds as required. Many professionals do not want to work for a small company with only one property which might or might not be able to compete in the raising of capital for further exploration. These facts will be a problem for Rubincon and an investor should be aware that they are investing in a company with one mineral claim, limited professional help and an inability to compete in the raising of exploration funds.



13. RUBINCON DOES NOT KNOW IF THE TITLE TO THE MINERAL RIGHTS ON THE BRIDGE CLAIM WILL BE UNDER DISPUTE IN THE FUTURE AND RESULT IN ALL OR PART OF THE CLAIM BEING LOST.

     Rubincon does not know if it has undisputed title to the mineral rights on the Bridge claimThe Bridge claim may be subject to prior unregistered agreements or transactions or native land claims and title may be affected by undetected defects. Certain of the units within the Bridge claim may be under dispute and the ultimate resolution of a dispute may result in the loss of all of the Bridge claim or a reduction in Rubincon's interest therein. An investor should consider carefully an investment in a company which might not have the mineral rights to its claim thereby resulting in the company having no asset.


14. WITH NO SURVEY HAVING BEEN PERFORMED ON THE BRIDGE CLAIM THE EXACT BOUNDARIES ARE UNKNOWN WHICH MIGHT LEAD TO DISPUTES AND COSTLY LEGAL ACTION


     The Bridge claim has never been surveyed and, accordingly, the precise location of the boundaries of the property and ownership of mineral rights on specific tracts of land comprising it may be in doubt. If a dispute occurs relating to the specific boundaries of the Bridge claim, it might develop into court action which, at the present time, Rubincon does not have the funds to defend and, hence, might lose its rights to the Bridge claim. New investors should give careful consideration to whether they wish to invest in a company which has not undertaken a survey to protect the minerals, if any minerals are ever discovered, on its claim and avoid lengthy and costly legal actions which might render it insolvent.

15.    RUBINCON  HAS  NO REVENUE OR ONGOING MINING OPERATIONS.   THERE ARE MANY
       RISK FACTORS WHICH WILL COME INTO BEING WHEN A PRODUCTION DECISION IS MADE; MAINLY THE SIZE AND GRADE OF THE ORE RESERVE, ECONOMIC AND POLITICAL FACTORS OUTSIDE THE CONTROL OF RUBINCON, DEGREE OF PHYSICAL RISK IN MINING, COMPLIANCE WITH VARIOUS LEGISLATIVE ACTS AND THE AVAILABILITY OF A SMELTER.


     Rubincon's business approach includes eventually managing mines into production but at the present time Rubincon has no revenue from operations and no ongoing mining operations of any kind and it may take years before the Bridge claim or any other mineral claim acquired by Rubincon will be put into production. When, and if, the Bridge claim is put into production there will be many risk factors which will affect the mining of the claim. The major risk factors associated with achieving production of an ore reserve are as follows:

- Rubincon might discover a mineral deposit which might not be the size and grade to ensure profitability when mined. Profitable operations requires a certain number of tons and grade of ore and if these two factors are not present Rubincon will not be able to proceed which might result in it ceasing operations on the Bridge claim;

- the marketability of any minerals discovered may be affected by outside sources beyond the control of Rubincon. For example, fluctuations of the price of gold and silver, the nearness to the claim of milling facilities, governmental regulations, cost of labor and equipment, taxes and quotas on production and selling, and a host of other costs related to the extraction and marketing of any mineral deposits found by Rubincon, could have a material adverse effect on Rubincon's operations and its ability to continue operations;

- mining operations generally involve a high degree of risk especially since the Bridge claim is located in a mountainous area resulting in hazards from unusual or unexpected formations which could lead to injuries to the workers of the mining operation. Even though the government requires that at all times during operations an employee who has a first-aid medical certificate be on hand he may not possess the ability to care for seriously injured workers. Even with the town of Gold Bridge several miles away, availability of immediate medical help might not be available as required;

- with the commencement of mining operations Rubincon will have to adhere to the various Acts legislated by the Province of British Columbia to protect the environment. For example, such Acts are "Timber Harvesting Practices Regulation", "Mineral Tenure Act", "Coal Act" and "Forestry Act". Each Act will impose restrictions on how Rubincon can proceed to extract minerals from the Bridge claim. Adherence to these Acts will encompass, as a minimum, protection for fish in the streams, reducing the disturbance to animal life and ensuring the landscape is reverted to its former status. Compliance with these Acts will be expensive and Rubincon might not want to bear the cost due to a lack of funds.

- Even if there exists a commercially viable ore reserve, the smelter at Gold Bridge might not be available due to being privately owned and used to process its own ore. If an agreement cannot be entered into between the smelter owners and Rubincon, then Rubincon will have to haul its ore many miles to have it processed at another smelter. This will add to the cost of the ore which might make it unaffordable to mine and Rubincon will have to abandon its efforts of extracting ore from the Bridge claim.

     If any one of these risk factors occurs, Rubincon might have to consider whether it wishes to proceed with the production of the Bridge. At that point in time, Rubincon would have spent significant sums of money on the exploration and development of the Bridge claim without realizing any potential benefits. Investors' share positions would have been diluted through the issuance of more shares to raise funds to develop the Bridge claim. With Rubincon making the decision to abandoned the Bridge claim, due to one or more of these risk factors being realized, there would be a direct downward impact on the trading value of the investors' shares.


16. SOME OF THE DIRECTORS OF RUBINCON HAVE A CONFLICT OF INTEREST SINCE THEY ARE ALSO DIRECTORS AND OFFICERS OF OTHER COMPANIES, BOTH PRIVATE AND PUBLIC, WHICH MIGHT HINDER THEIR FIDUCIARY DUTY TO RUBINCON.

     Some of the Directors of Rubincon are also directors and officers of other companies and conflicts of interest may arise between their fiduciary duties as directors of Rubincon and as directors and/or officers of other companies. For example, Mr. Reimchen is Vice-President and Director of Zarcan Minerals Ltd. ("Zarcan"), a mining company which is listed on the TSX Exchange in Canada. Even though Zarcan is not involved in a mineral property in Canada, Mr. Reimchen has a conflict of interest in the event that he knows of a mineral claim, either in Canada or elsewhere, since he will have to offer it to both Rubincon and Zarcan. Even with full disclosure by Mr. Reimchen and the other directors and officers, Rubincon does not know if it will receive fair and equitable treatment in every transaction. This may not be the case since the directors and officers do want to treat Rubincon in a fair and equitable manner but a new investor might wish to consider if he personally feels this will be the fact before purchasing shares in Rubincon. (Refer to Risk Factor 19).


17. ONLY ONE OF THE THREE DIRECTORS HAS ANY MINING EXPERIENCE WHICH MIGHT RESULT IN RUBINCON RELYING UPON OUTSIDE CONSULTANTS TO EXPLORE THE BRIDGE CLAIM.

     Only Rubincon's President has mining experience whereas the other two directors have not had any mining experience at all. Therefore, Rubincon might be required to use the services of geologists and consultants to assist it in the exploration of the Bridge claim if Mr. Reimchen is not available at the time the exploration program commences. Such services are expensive, and Rubincon might not have the financial capacity to hire and/or retain these professionals. By having to compensate geologists and consultants, any funds on hand will be reduced quicker and new investors will suffer a dilution in their ownership interest as Rubincon is forced to raise funds by issuing additional shares for exploration.

18. RUBINCON DOES NOT CARRY A POLICY FOR KEY-MAN INSURANCE WHICH MEANS THAT THE DEPARTURE OF ITS PRESIDENT WILL BE A FINANCIAL BURDEN TO RUBINCON WHEN IT REPLACES HIM.

     Rubincon does not carry a policy for key-man insurance and the departure of Its President and only geologist on the Board of Directors could have a material adverse effect on Rubincon's financial condition, results of operations and its ability to continue as a going concern since it will have to have funds available to find a suitable replacement. New shareholders will suffer if this occurs since it will affect present and future earnings which might result in a reduction in the trading price of their shares.

19. LIMITED TIME SPENT BY DIRECTORS AND OFFICERS ON THE AFFAIRS OF RUBINCON MIGHT DELAY ITS FUTURE DEVELOPMENT.

     The officers and directors spend limited time on business of Rubincon; being approximately 5 hours a month for each of the President and Secretary Treasurer. This lack of time being spent on the affairs of Rubincon might in the future have a detrimental financial effect on its development since outside consultants and advisors might have to be hired on a part time basis. New investors might not want to invest in a company where management is not devoting sufficient time to the affairs of the company to allow it to develop and expand its activities in the mining industry. These investors might find it more attractive to invest in other companies where management is working full time and is striving to develop the company's activities and increasing its earnings.

                   GLOSSARY OF GEOLOGICAL AND TECHNICAL TERMS

Anomalies  -  A  departure  from  the  expected  or  normal.

Argillite  -  A  compact  rock derived from either mudstone or shale but lacking lamination  or  cleavage.

Ash        -  The  inorganic  residue  after  burning.

Bedrock    -  Solid rock exposed at the  surface  of  the Earth or overlain by unconsolidated  material,  weathered  rock  or  soil.

Boxwork    -  A network of intersecting blades or plates of limonite or other
              Iron oxide, deposited in cavities along fracture planes from which sulphides have been dissolved by processes associated with the oxidation and leaching of sulphide ores.

Calcite    -  A cementing mineral in many sedimentary rocks that has prolific crystal habits.

Carbonate   - A compound containing the acid radical CO3 or carbonic acid.
              Bases react  with  carbonic  acid  to  form  carbonates.

Chert       - A hard, dense, dull, microcrystalline or crypto-crystalline
              Sedimentary rock, consisting dominantly of interlocking crystals of quartz.

Diorite    -  A  course-grained  plutonic  igneous  rock  containing  quartz.

Dip        -  The angle  in  which the vein is inclined from the horizontal,
              Measured perpendicular to the strike and in the vertical plane.

Fault      -  A fracture in rock along which there has been an observable amount of displacement. When faults occur along parallel or subparallel sets of planes they are called fault or fracture zones.

Fault zone  - A fault that is expressed as a zone of numerous small fractures or of  breccia  or  fault  gouge.

Garnet      - A hard, brittle, glasslike mineral occurring either in mass or in grain form.

Geotechnical- The application of scientific methods and engineering principles to the acquisition, interpretation and use of knowledge of materials of the Earth's crust for the solution of engineering problems.

Greenstone -  A  field  term  applied to any compact dark-green altered igneous rock.

Ilmenite   -  commonly  known  as  black  iron.

Intrusion  -  A  body  of igneous rock which has formed itself into pre-existing rocks, either along some definite structural feature or by deformation and cross-cutting of the invaded rocks.

Leucoxene   - A fine grained, opaque white alternation product of ilmenite, mainly finely  crystalline  rutile.

Limestone   - A sedimentary rock consisting chiefly of calcium carbonate primarily in  the  form  of  the  mineral  calcite.

Monazite    - A mineral occurring often in sand deposits, especially in
              Carolinas, Brazil and India. It is a phosphate of certain rare earths.

Ore         - A natural occurring material from which a mineral or minerals of
              Economic value  can  be  extracted  profitably.

Outcrop     - The part of the rock formation  appears at the surface of the ground.

Overburden  - Loose  soil,  sand,  gravel,  etc.  which lies above the bedrock.

Pyrite      - An isometric mineral that crystallizes in cubes, occurs in veins, igneous  rocks  and  metamorphic  rocks.

Quartz     -  A form of silica occuring in hexagonal crystals or in crystalline masses. It is the most common of all solid minerals and may be colorless and transparent, or colored.

Reserve     - That part of a mineral deposit which could be economically and legally extracted or produced at the time of the reserve determination. Reserves are customarily stated in terms of "ore" when dealing with metalliferous minerals; when other materials such as coal, oil, shale, tar, sands, limestone, etc. are involved, an appropriate term such as "recoverable coal" may be substituted. Reserves are broken down into two categories:

              Proven (measured) reserves. Reserves for which (a) quantity is computed from dimensions revealed in outcrops, trenches, working or drill holes; grade and/or quality are computed from the results of detailed sampling and (b) the sites for inspection, sampling and measurement are spaced so closely and the geologic character is so well defined that size, shape, depth and mineral content of reserves are well-established.

              Probable (indicated) reserves. Reserves for which quantity and grade and/or quality are computed from information similar to that used for proven (measure) reserves, but the sites for inspection, sampling, and measurement are farther apart or are
              otherwise less adequately spaced.   The degree of assurance,
              although lower than that for proven (measured) reserves, is high enough to assume continuity between points of observation.

Rutile      - A mineral consisting of titanium dioxide, usually a reddish brown color and brilliant metallic luster; considered to be gemstone.

Schistoscity- Considered  to  be  a  type  of  cleavage.

Shear      -  A deformation resulting from stresses that cause or tend to cause contiguous parts of a body to slide relatively to each other in a direction parallel to their plane of contact.

Shear zone  - A tabular zone of rock that has been crushed and brecciated by many parallel  fractures  due  to  shear  strain.

Strike     -  The course or bearing of the outcrop of an inclined bed, vein or fault plane  on  a  level  surface.

Sulphide   -  A mineral compound characterized by the linkage of sulphur with a metal.

Ultramafic  - Said  of  an  igneous  rock  composed  chiefly of mafic minerals.

Volcanic rock-A generally finely crystalline or glassy igenous rock resulting from volcanic action at or near the Earth's surface, either ejected explosively or extruded as lava.

              CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

     Certain statements contained, or incorporated by reference, in this prospectus are "forward-looking" statements. Forward-looking statements include statements that are predictive in nature, that depend upon or refer to future events or conditions, that include words such as "expects," "anticipates," "intends," "plans," "believes," "estimates," or similar expressions. In addition, any statements concerning future financial performance (including future revenues, earnings or growth rates), ongoing business strategies or prospects, and possible future actions by Rubincon, which may be provided by management are also forward-looking statements. Forward-looking statements are based on current expectations and projections about future events and are subject to risks, uncertainties, and assumptions about Rubincon, economic and market factors and the industries in which Rubincon does business, among other things. These statements are not guarantees of future performance and Rubincon has no specific intention to update these statements.

     Actual events and results may differ materially from those expressed or forecasted in forward-looking statements due to a number of factors. The principal important risk factors that could cause Rubincon's actual performance and future events and actions to differ materially from such forward-looking statements, include, but are not limited to, Rubincon's ability to raise capital, develop or explore its mining claims, or discover any valuable reserves at all on Rubincon's mining claim. At the present time, there is no assurance whatsoever that Rubincon will discover any commercially valuable reserves of any kind on Rubincon's mining claim. In such event, Rubincon's entire investment in such claim would be worthless. Other important risk factors include changes in laws or regulations effecting Rubincon or its industry, changes in federal income tax laws, and changes in general economic and market factors that affect the prices of securities or the industries in which Rubincon does business, especially those affecting the mining industry.

     Rubincon, is a Delaware corporation with its only offices in Canada, and its only operations in Canada. However, all references to dollar amounts herein are in US Dollars.

                                 USE OF PROCEEDS
                                 ---------------

     The amount of cash proceeds from this offering will depend on the number of shares sold since shares will only be sold for cash; no exchange of assets or promissory notes will be considered. The proceeds from the minimum number of shares subscribed for from this offering, less the expenses of the offering, will be used under Phase I of the exploration program as recommended by Douglas Symonds, Professional Geoscientist, on page 25 of this Prospectus. If the maximum number of shares are sold under this offering, Phase II of the recommended work program will also be undertaken by Rubincon. The net proceeds of this offering that are not expensed immediately may be deposited in interest or non-interest bearing accounts, or investment in governmental obligations, term deposits, commercial paper or similar investments. None of the proceeds will be used to discharge debts owed by Rubincon nor to acquire any material assets.

     The use of the minimum and maximum proceeds from this offering will be used as follows:





                              Minimum   Maximum
Amount Raised                 $45,000   $150,000
                              --------  --------
Offering expenses (page 14).  $ 12,500  $ 12,500
Phase I (page 25). . . . . .    32,000    32,000
Phase II (page 25) . . . . .         -    64,000
Payment of accounts payable.         -    20,510
Working capital. . . . . . .       500    20,990
                              --------  --------
                              $ 45,000  $150,000
                              ========  ========


     The above use of proceeds from this offering does not take into consideration Phase III of the recommended exploration program. The possibilities of finding a commercially viable reserve in performing Phases I and II are remote. Only in the event that the recommendation from a professional geologist is obtained, which is based upon the information to be gathered in completing Phases I and II, will Rubincon proceed to raise additional funds for the completion of Phase III. There is no assurance, however, that such additional funds will be available on terms acceptable to Rubincon, or at all. If such additional funds are raised, shareholders at that time, including investors who purchase the shares offered hereunder, may experience substantial dilution.

     Only if the maximum subscriptions are received will Rubincon have the required capital to discharge its current debt obligations. Rubincon will have to raise additional funds during the next year if it wishes to complete Phase III as recommended by Douglas Symonds on page 25.

     Working capital includes the costs for filing, transfer agents and auditing fees. The costs set forth above are only estimates, and it is possible that the actual costs may exceed such estimates, or that there will be substantial additional costs. There is no assurance that additional funds will be available to Rubincon to cover any shortfall in costs.

     While Rubincon currently intends to use the proceeds of this offering substantially in the manner set forth above, it reserves the right to reassess and reassign such use if, in the judgment of its Board of Directors, such changes are necessary or advisable. At present, no material changes are contemplated. Should there be any material changes in the above projected use of proceeds in connection with this offering, Rubincon will issue an amended Form SB-2.

     Upon the effective date of this Prospectus filed under the Securities Act of 1933 by Rubincon, Rubincon shall report the use of proceeds on its first periodic report filed pursuant to sections 13(a) and 15(b) of the Exchange Act (15 U.S.C. 78m(a) and 78o(d)) after effectiveness of its Form SB-2, and thereafter on each of its subsequent periodic reports filed pursuant to sections 13(a) and 15(d) of the Exchange Act through the latter of disclosure of the application of all the offering proceeds, or disclosure of the termination of the offering.

                    ARBITRARY DETERMINATION OF OFFERING PRICE
                    -----------------------------------------

     The determination of the offering price cannot be based on the price of the common shares since the common shares do not trade on any stock exchange in North America or elsewhere. The offering price was determined by the directors of Rubincon, and is arbitrary and not an indication of and is not based upon the actual value of Rubincon. The offering price bears no relationship to Rubincon's book value, assets or earnings or any other recognized criteria of value other than it was determined to be an acceptable price by the directors of Rubincon. The offering price should not be regarded as an indicator of the future market price (if any) of Rubincon's securities.

                                    DILUTION
                                    --------

     Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of the offering. The net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of Rubincon's arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares purchased by the investor is also a result of the lower book value of the shares held by the existing shareholders. The existing shareholders paid $0.001 per share. The consideration paid in all circumstances was cash.


     As at October 31, 2003, there was a negative value in net tangible book value of $63,798 or approximately a negative value of $0.03 per share based on 2,400,820 shares outstanding.



     Upon the completion of the minimum offering, the net negative tangible book value would be $18,798 or approximately $0.007 per share based on 2,700,820 shares outstanding. The net tangible book value of the shares held by the existing shareholders would be increased $0.015 per share whereas the purchasers would incur an immediate dilution from $0.15 per share or basically nil value per share.



     Upon the completion of the maximum offering, the net book value would be $86,202 or approximately $0.0253 per share based on 3,400,820 shares. The net tangible book value of the shares held by the existing shareholders would be increased by approximately $0.0453 per share without additional investment on their part, whereas the purchaser would incur an immediate dilution from $0.15 per share to approximately $0.03 per share.


     After completing the minimum shares sold for the offering, the new purchasers will own approximately 11.11% of the total number of shares outstanding for which they made a cash investment of $45,000 or $0.15 per share. The existing shareholders will have control of 89.89% of the shares, for which they made contributions of $2,401 or $0.001 per share.

     After completing the maximum shares sold for the offering, the new purchasers will own approximately 29.4% of the total number of shares outstanding for which they made a cash investment of $150,000 or $0.15 per share. The existing shareholders will have control of 70.6% of the shares, for which they made contributions of $2,401 or $0.001 per share.

     Rubincon approved, at the Annual General Meeting which was held on August 20, 2002, the establishment of a Non-Qualified Stock Option Plan (refer to
Exhibit 99.2) whereby 240,000 common shares at $0.15 per share will be allocated at some future date to officers, directors, consultants and third parties who will assist Rubincon in its future development. Upon approval and grant by the Board of Directors of any or all of the Non-Qualified Stock Options under this plan, a purchaser will have his or her percentage interest in the equity of Rubincon reduced, and may accordingly experience additional dilution.

                              PLAN OF DISTRIBUTION
                              --------------------

     Up to 1,000,000 shares of common stock of Rubincon will be sold if all shares offered are subscribed for. Rubincon is not using the services of an underwriter and therefore is under no underwriting obligations since it will self-underwrite this offering. Rubincon will not pay any of its directors or officers any compensation for selling shares being offered under this Form SB-2. No finders or third parties will be involved in the sale of shares and therefore no compensation will be paid to themThe directors and officers will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with a Company may participate in the offering of Rubincon's securities and not be deemed to be a broker-dealer as noted in the following paragraph.


     None of the directors or officers are subject to a "statutory disqualification", as defined under Section 3 (a) (39) of the Exchange Act of 1934 wherein it states that:

1. "A person is subject to a "statutory disqualification" with respects to membership or participation in, or association with a member of, a self-regulatory organization, if such person:

A. has been and is expelled or suspended from membership or participation in, or barred or suspended from being associated with a member of, any self-regulatory organization, foreign equivalent of a self regulatory organization, foreign or international securities exchange, contract market designated pursuant to section 5 of the Commodity Exchange Act (7 U.S.C.
     7), or any substantial equivalent foreign statute or regulation, or futures association registered under section 17 of such Act (7 U.S.C. 21), or any substantially equivalent foreign statute regulation, or has been and is denied trading privileges on any such contract market or foreign equivalent;

B.     is  subject  to:

i. an order of the Commission, other appropriate regulatory agency, or foreign financial regulatory authority;

1. denying, suspending for a period not exceeding 12 months, or revoking his registration as a broker, dealer, municipal securities dealer, government securities broker, or government securities dealer or limiting his activities as a foreign person performing a function substantially equivalent to any of the above; or

2. barring or suspending for a period not exceeding 12 months his being associated with a broker, dealer, municipal securities dealer, government securities broker, government securities dealer, or foreign person performing a function substantially equivalent to any of the above;

ii. an order of the Commodity Future Trading Commission denying, suspending, or revoking his registration under the Commodity Exchange Act (7 U.S.C. 1 et seq.); or

iii. an order by a foreign financial regulatory authority denying, suspending, or revoking the person's authority to engage in transactions in contracts or sale of a commodity for future delivery or other instruments traded on or subject to the rules of a contract market, board of trade, or foreign equivalent thereof.

C. by his conduct while associated with a broker, dealer, municipal securities dealer, government securities broker, or government securities dealer, or while associated with an entity or person required to be registered under the Commodity Exchange Act (7 U.S.C.A. 1 et seq.), has been found to be a cause of any effective suspension, expulsion, or order of the character described in subparagraph (A) or (B) of this paragraph, and in entering such suspension, expulsion, or order, the Commission, an appropriate regulatory agency, or any such self-regulatory organization shall have jurisdiction to find whether or not any person was a cause thereof;

D. by his conduct while associated with any broker, dealer, municipal securities dealer, government securities broker, government securities dealer, or any other entity engaged in transactions in securities, or while associated with an entity engaged in transactions in contracts of sale of a commodity for the future delivery or other instruments traded on or subject to the rules of a contract market, board of trade, or foreign or international securities exchange or foreign financial regulatory authority empowered by a foreign government to administer or enforce its laws relating to financial transactions as described in subparagraph (A) or (B) of this paragraph;

E. has associated with him any person who is known, or in the exercise of reasonable care should have known, to him to be a person described by subparagraph (A), (B), (C), or (D) of this paragraph; or

F. has committed or omitted any act, or is subject to an order or finding, enumerated in subparagraph (D), (E), (H), or (G) or paragraph (4) of section  15(b), has been convicted of any offense specified in subparagraph
     (B) of such paragraph (4) or any other felony within ten years of the date of filing of an application for membership or participation in, or to become associated with a member of, such self-regulatory organization, is enjoined from any action, conduct, or practice specified in subparagraph
     (C) of such paragraph (4), has willfully made or caused to be made in any application for membership or participation in, or to become associated with a member of, a self regulatory organization, report required to be filed with a self-regulatory organization, or proceeding before a self-regulatory organization, any statement which was at the time, and in the light of the circumstances under which it was made, false or misleading with respect to any material fact, or has omitted to state in any such application, report, or proceeding any material fact which is required to be stated therein."

     None of Rubincon's participating officers and directors will be compensated either directly or indirectly in connection with their participation in this offering.

     Rubincon's participating officers and directors are not broker-dealers and are not an associated person of a broker-dealer.

     Rubincon's participating officers and directors were not a broker-dealer or an associated person of a broker-dealer within the 12 months preceding the intended offering.

     The directors and officers primarily perform, both now and at the end of this offering, substantial ministerial duties on behalf of Rubincon other than merely selling of securities being offered herein. The registered shares are reasonably expected to be offered and sold within two years from the initial effective date of this Form SB-2. In selling this offering, the directors and officers will provide each investor with a printed copy of this Form SB-2.


     The shareholders subscribing to any shares under this offering must complete, execute, acknowledge, and deliver to Rubincon a Share Subscription Agreement. By executing this document, the investor will agree that he or she will be a shareholder in Rubincon.

     The following table sets forth the estimated fees and expenses in connection with the issuance and distribution of the securities being registered hereunder, all of which are being paid by Rubincon:

       Audit and accounting                                    $  2,550
       Annual fee (registered office and franchise fee)             250
       Legal                                                      8,500
       Photocopying  and  Delivery                                  100
       Registration  Fee                                            100
       Transfer agent's fees  - issuance of certificates          1,000
                                                                  -----

       Total estimated expenses of issuance and distribution   $ 12,500
                                                                =======


     The  original  quotation  by Rubincon's legal counsel was $5,000 for review
and  the issuance of a legal opinion for this Form SB-2.   Subsquently, Rubincon
has  been  advised  that  an  additional  $5,000  would  be  required.


                                   MANAGEMENT
                                   ----------

     The name, municipality of residence, position held within Rubincon, principal occupation of each of the directors and officers and the date the individual was first elected or appointed are set forth in the following table.

Each director is to serve until the next Annual Meeting of Shareholders or until his successor is elected or appointed. Unless otherwise indicated, each director and officer has been engaged for the past five years in the specified principal occupations or in other executive capacities with the companies or firms referred to, or with affiliates or predecessors thereof.








NAME AND                   POSITION OR        PRINCIPAL            YEAR        VOTING SHARES
MUNICIPALITY              OFFICE WITHIN     OCCUPATION FO R       BECAME       BENEFICIALLY
OF RESIDENCE     AGE         RUBINCON     PAST FIVE YEARS       A DIRECTOR        OWNED (I)

Ted. . . . . . . 62 .     President      President of Pegasus      2002              0
Reimchen . . . . . . . .  Principal      Earth Sensing
North. . . . . . . . . .  Executive      Corporation - 1973 to
Vancouver. . . . . . . .  Officer and    present
BC, Canada . . . . . . .  Director       Vice-President of
                                         Zarcan Minerals Inc.
                                         1996 to present

Irene. . . . . . 62. . .  Chief Finance  Laurenian Finance         2001           240,000
Campany. . . . . . . . .  Officer,       Services Ltd, 1992
Port Moody . . . . . . .  Secretary      to 2002
BC, Canada . . . .        Treasurer      Strategic Management
                          and Director   Consultants Inc. 2000
                                         to present

Martine
Rummelhoff . . . 45. . . .Director       Owner and                 2001            75,000
North. . . . . . . . .                 . President of
Vancouver. . . . . . .                   Norsemen
BC, Canada . . . . . .                   Plumbing





(1) The information as to shares beneficially owned, not being within the knowledge of Rubincon, has been furnished by the above named officers and directors. The shares held by Irene Campany include 40,000 shares owned by her husband, Michael Campany. Numbers referenced above do not include common shares issuable upon exercise of stock options not yet granted, but which are contemplated to be granted in the future, or any other reserved securities. The directors can grant upwards to 240,000 stock options under a Non-Qualified Stock Option Plan (refer to Exhibit 99.2).

(2)     Directors  who  are  members  of  the  Audit  Committee.


The Audit Committee of Rubincon currently consists of Ted Reimchen, President and Martine Rummelhoff. The general function of the audit committee is to review the overall audit plan and Rubincon's system of internal control, to review the results of the external audit, and to resolve any potential dispute with Rubincon's auditors. The percentage of common shares beneficially owned, directly or indirectly, or even which control or direction is exercised by all directors and officers of Rubincon, collectively, is approximately 13.1 percent of the total issued and outstanding shares. The Audit Committee has not met since its formation.


     The  following  are  biographies of the directors and officers of Rubincon.

     TED REIMCHEN is a professional geologist having graduated with a Bachelor of Science degree in geology and botany from the University of Alberta in Canada in 1966 and in 1968 obtained his Masters of Science degree in geology from the same university. He is a member of the following organizations:

               Professional Engineers and Geoscientists of British Columbia; Association of Professional Engineers, Geophysicists and
                   Geologists  of  Alberta;
               American  Association  of  Exploration  Geochemists;
               American  Society  of  Wetland  Scientists;
               Canada  Center  of  Remote  Sensing;
               President's Council, 1908 Society, University of Alberta; and Remote Sensing Society of Canada, USA and ESA.

     Between 1968 and 1971, he worked for Geological Survey of Canada mapping some 5,000 miles in Dawson Creek, British Columbia and published a report entitled "A Geological Life History" in the Royal Ontario Museum of Archaeological Series in 1972. Over the next 30 years, Mr. Reimchen wrote a number of papers and reports which were published in various professional journals in Canada. Between 1972 and 1980, he worked for Syncrude Canada Ltd. on the tar sands project in Northern Alberta, Canada, doing detailed field mapping, trenching and drilling combined with determination of the geotechnical parameters used to predict the behavior of overburden. Subsequent to this assignment, Mr Reimchen was engaged as a consultant and located 100,000,000 ton gypsum deposit in the southern Canadian Rockies for Genestar Ltd. utilizing satellite digital data. Between 1980 and 1990, he worked as a consultant for such companies as Ratnapura Gold and Gem Ltd. in Sri Lanka performing economic evaluations and mining appraisal, Westcan Minerals Ltd. exploring and evaluating an alluvial gold, ilmenite and garnet property on the island of Bopol in the Philippines and Imperial Metals Ltd. exploring, recovery plant design and mine planning for gold and platinum in the KotZebue Sound, Alaska. Between 1990 and 1997, he was engaged as a consultant for such companies as Praetorian Minerals Limited exploring and evaluating ilmenite, rutile, monazite, leucoxene, garnet and gold in Hainan Island, China, United Liberty Resources evaluating alluvial diamonds and gold in the Dompin Area of southern Ghana and Ibcol Technical Services exploring and evaluating gold and diamonds in the Amazon Para Province of Mato Grosso in Brazil.


     For the past seven years, Mr. Reimchen has been Vice-President and Director of Zarcan Minerals Inc. ("Zarcan") where he has been actively involved in Zarcan's alluvial diamond prospects in Brazil by coordinating and overseeing all facets of its exploration program. In addition, he has been responsible for the exploration of Zarcan's gold property in Iran. These two projects have basically taken virtually all of Mr. Reimchen's time during the last five years. The diamond property in Brazil has been put on hold for the present time resulting in Mr. Reimchen spending some of his time on the gold property in Iran. If Mr. Reimchen is not available to oversee the actual exploration activities on Rubincon's gold property, which should not be the case, he will engage the services of a geologist to oversee the project. Pegasus Earth Sensing Corporation is a private company owned 100% by Mr. Reimchen and is used by him to invoice various consulting engagements he undertakes.


     Mr. Reimchen became a director of Rubincon on July 8, 2002 and was appointed President on the same day and re-elected as a director at the Annual General Meeting of Stockholders held on August 20, 2002 and subsequently was appointed by the Board of Directors as President of Rubincon.

     IRENE CAMPANY graduated from Holy Roode Secondary School in Scotland in the early 1960's. In 1967 she departed Scotland and came to Canada where she practiced her specialty in geriatrics which resulted in Ms. Campany funding and operating a rest home in St. Catherines, Ontario, Canada for the older citizens. In this position, she was responsible for patient care, administration functions such as hiring personnel and professional staff, payroll, supplies and purchase of food. In 1980, she moved to British Columbia, Canada and started and owned IMS Insurance Medical Services Ltd. which became the largest paramedical supply company in that province employing 200 doctors and over 100 nurses. Her responsibilities were the hiring of personnel, both professional and administrative, payroll, organizing the distribution of products and the purchasing of required equipment and supplies. She sold her business in the early 1990s and in 1992 she joined her husband's family security firm named Laurenian Financial Services Ltd. where she was responsible for assisting individuals and companies with their investment portfolios. Ms. Campany worked with this firm until 2000 when she departed and joined Strategic Management Consultants Inc. which is a speakers' bureau serving Canada, United States and Australia and is also a consulting group specializing in business development, change management and customer services. She acts as a motivational speaker on financial risk management, life skills and motivation. Outside her work environment she also teaches lifestyles and nutrition skills to older people. She is still employed with Strategic Management Consultants Inc.

     She became a director of Rubincon on March 12, 2001 and was appointed Secretary Treasurer on the same day. At the First Annual General Meeting of Shareholders held on August 20, 2002, the shareholders elected her to serve as a director for a second term and the Board of Directors appointed her as Secretary Treasurer on the same day. On October 8, 2002, the Board of Directors appointed Ms. Campany as Chief Financial Officer.

     MARTINE RUMMELHOFF was born in Daveluyville, Quebec, Canada and graduated from high school in 1976. After high school she attended community college for two years taking a diploma course in restaurant management. In 1980, she completed her training in restaurant management which gave her the skills in administration, ordering of food and supplies and problem solving regarding personnel and customers. From 1981 to 1985 she managed the Simon Fraser Inn in Prince George and subsequently the Crest Hotel in Prince Rupert, both in British Columbia, Canada, where she was responsible for the day to day operations of all food services within the hotel including restaurants, bars and room service. In 1987 she became the manager of Norsk Mechanical Limited, a major mechanical company who installed and supplied plumbing fixtures for projects such as apartment buildings, senior centers and town house developments; for example, The Scotsdale in Penticton, British Columbia. While employed with Norsk she was responsible for all contracts, overseeing the accounting looking after all aspect of the office. In 1991, she met her present husband and together they incorporated Norseman Plumbing of Vancouver, British Columbia on December 23, 1996 where she was responsible for quotations on work, securing future contracts for work, hiring personnel, bookkeeping and other activities are periodically required by the company. Norseman Plumbing is a company which performs installations and services of plumbing equipment; both residential and commercial. Since its formation, Norseman Plumbing has opened branch offices in Kitmat, British Columbia, San Diego and San Francisco, California. For the past five years, Ms. Rummelhoff has been employed with Norseman Plumbing.

     Ms. Rummelhoff became a director of Rubincon on March 12, 2001 and was again appointed a director at the Annual General Meeting of Stockholders held on August 20, 2002.

     Rubincon does not have any employees other than its directors and officers. Douglas Symonds, Professional Geoscientist was employed as an independent consultant to prepare a geological report on the Bridge claim but will not be involved in the future exploration program due to his other work commitments. His recommendations will form the basis of the exploration on the Bridge mineral claim.

     There are no family relationships among the directors, executive officers, or persons nominated or chosen by Rubincon to become directors or executive officers.


                             EXECUTIVE COMPENSATION
                             ----------------------


     As at December 31, 2003, Rubincon did not have any employees either part time or full time. The current officers of Rubincon serve in their capacity as consultants, but may become employees when and if Rubincon is sufficiently capitalized to be able to retain and compensate employees. Initially Rubincon does not wish to bear the burden of carrying full time employees especially during periods when it is difficult to work on the mineral claim due to weather conditions.



     There has been no compensation given to any of the Directors or Officers since inception of Rubincon. There are no stock options outstanding as at December 31, 2003, but it is contemplated that options will be granted under a Non-Qualified Stock Option Plan approved by shareholders as more fully described under "Description of Common Stock" on page 19.

     Rubincon has accrued $500 per month since its inception as management fees to give recognition to services provided by the directors and officers for which they are not paid. The directors and officers have agreed not to accept shares or cash in the future for the management fees accrued to date. Therefore, management fees have been expensed during the period they were recognized and credited as a contribution to Capital in Excess of Par Value. The total amount of management fees so credited since inception is $28,500.

     Rubincon does not consider the above noted management fees as compensation to the directors and officers because they received nothing personally, and the expenses were accrued to accurately reflect the value of services provided to Rubincon, even though Rubincon did not actually pay anything for such services.

     The executive officers identified the Rubincon and Bridge claims, incorporated Rubincon, obtained the assistance of professionals as needed, identified potential investors to contribute the initial "seed capital", coordinated various filing requirements and other matters normally performed by the executive officers without any compensation. Rubincon has given recognition in the financial statements for the period ended January 31, 2003 to this contribution by expensing $6,000 for services of the executive officers and crediting Capital in Excess of Par Value on the balance sheet and $4,500 for the nine months ended October 31, 2003.

     Rubincon is not a party to any employment contracts or collective bargaining agreements. The British Columbia area has a relatively large pool of people experienced in exploration of mineral properties - being mainly geologists and mining consultants. In addition, there is no lack of people who have experience in working on mineral properties either as laborers or prospectors. Initially Rubincon will use independent workers and consultants on a part time basis. This will enable Rubincon to not incur long-term contracts with any employee and will assist Rubincon to utilize funds raised by way of this Prospectus in the exploration of its property and not the retention of employees during idle times.

     Directors are not paid for meetings attended at Rubincon's corporate headquarters and there are no fees for telephone meetings. Nevertheless, Rubincon has accrued $600 for telephone charges for the fiscal year ended January 31, 2003 and $450 for the nine months ended October 31, 2003 and credited Capital in Excess of Par Value. All travel and lodging expenses associated with directors' meeting(s) are reimbursed by Rubincon when incurred.


     Rubincon expects to compensate its directors and officers in the future. At this time, no decision has been made as to the appropriate compensation in dollars. In the interim, Rubincon has received approval from its shareholders to implement a Non-Qualified Stock Option Plan for directors, officers, consultants and other individuals assisting in the development of Rubincon.

                             PRINCIPAL STOCKHOLDERS
                             ----------------------


     The following table sets forth information regarding the beneficial ownership of shares of Rubincon's common stock as of December 31, 2003 (2,400,820 shares issued and outstanding) by (i) all stockholders known to Rubincon to be beneficial owners of more than 5 percent of the outstanding common stock; and (ii) all directors and executive officers of Rubincon, individually and as a group:







TITLE OR       NAME AND ADDRESS OF          AMOUNT AND NATURE OF         PERCENT OF
CLASS          BENEFICIAL OWNER (1)         BENEFICIAL OWNER (2)            CLASS
---------      --------------------         --------------------          ---------
Common          Ted Reimchen
Stock           4761 Cove Cliff Road
     . . . . .  North Vancouver, B.C.
     . . . . .  Canada, V7G 1H8                      0                        0.0

Common          Irene Campany
Stock           3340 Henry Place
     . . . . .  Port Moody, British Columbia
     . . . . .  Canada, V3H 2K5                    240,000 (3)               10.0

Common          Martine Rummelhoff
Stock           325 Kings Road West
    .  . . . .  North Vancouver, British Columbia
       . . . .  Canada, V7N 2M1                     75,000                    3.1

Common . . . .  Directors and Officers as a
Stock. . . . .  Group                              315,000                   13.1




(1) Except as noted in any footnotes below, each person has sole voting power and sole dispositive power as to all of the shares shown as beneficially owned by them and have not entered into a voting trust or similar agreement.

(2) Under Rule 13-d of the Exchange Act, shares not outstanding but subject to options, warrants, rights, conversion privileges or similar rights pursuant to which such shares may be required in the next 60 days are deemed to be outstanding for the purpose of computing the percentage of outstanding shares owned by the person having such rights, but are not deemed outstanding for the purpose of computing the percentage for such other persons. None of the directors or officers have any options, warrants, rights or conversion privileges outstanding except the Directors have recommended to the shareholders at the Annual General Meeting of Stockholders to approve a Non-Qualified Stock Option Plan as more fully described elsewhere in this Prospectus. No options have been granted yet, and therefore no shares issuable upon exercise of any such options are included in any calculation herein.

(3) Does not include 75,000 shares held by Lisa Campany, who is Irene Campany's step daughter, but includes 40,000 shares held by Michael Campany, who is Irene Campany's husband.

Rubincon does not know of any arrangements which might result in a change in control.

      COMPLIANCE  WITH  SECTION  16(A)  OF  THE  SECURITIES  EXCHANGE  ACT
      --------------------------------------------------------------------

     Section 16(a) of the Exchange Act requires Rubincon's executive officers and directors, and persons who beneficially own more than ten percent of the Rubincon's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10 percent stockholders are required by SEC regulation to furnish Rubincon with copies of all Section 16(a) forms they file.

     Based on its review of the copies of such forms received by it, Rubincon believes that during the year ended January 31, 2003, all such filing requirements applicable to its officers and directors were complied with, except that Ted Reimchen filed his Form 3 as an officer late. However, Irene Campany, an officer and director of Rubincon, filed an amendment to her Form 3 to include disclosure of shares held by her husband on her Form 3, as to which she disclaims beneficial ownership.

                           DESCRIPTION OF COMMON STOCK
                           ---------------------------

Common  Stock
-------------

     The securities being offered are shares of common stock. The authorized capital of Rubincon consists of 25,000,000 shares with a par value of $0.001 per share. The holders of common stock shall:

- have equal ratable rights to dividends from funds legally available therefore, when, as, and if declared by the Board of Directors of Rubincon;

- are entitled to share ratably in all of the assets of Rubincon available for distribution upon winding up of the affairs of Rubincon; and

- are entitled to one non-cumulative vote per share on all matters on which shareholders may vote at all meetings of shareholders.

     The  shares  of  common  stock  do  not  have  any of the following rights:

-     preference  as  to  dividends  or  interest;

-     preemptive  rights  to  purchase  new  issues  of  shares;

-     preference  upon  liquidation;  or

-     any  other  special  rights  or  preferences.

     In addition, the shares are not convertible into any other securities. There are no restrictions on dividends under any loan, other financing arrangements or otherwise. As of July 31, 2003, Rubincon had 2,400,820 shares of common stock issued and outstanding.

Non-Cumulative  Voting.
----------------------

     The holders of shares of common stock of Rubincon do not have cumulative voting rights, which means that the holders of more than 50% of such outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose. In such event, the holders of the remaining shares will not be able to elect any of Rubincon's directors.

Dividends
---------

     Rubincon has not declared or paid any dividends on its common stock. It does not currently anticipate paying any cash dividends in the foreseeable future on its common stock, when issued pursuant to this offering. Although Rubincon intends to retain its earnings, if any, to finance the exploration and growth of its mineral property, its Board of Directors will have the discretion to declare and pay dividends in the future. Payment of dividends in the future will depend upon Rubincon's earnings, capital requirements, and other factors, which its Board of Directors may deem relevant. An investor under this offering should not consider subscribing for shares on the strength of future payment of dividends since the payment of dividends might never happen.

Business  Combination  with  an  Interested  Stockholder
--------------------------------------------------------

     Rubincon is governed by the provisions of Section 203 of the Delaware General Corporation Law. In general, this statute prohibits a publicly held Delaware corporation from engaging, under certain circumstances, in a "business combination" with an "interested stockholder" for a period of three years after the date of transaction in which the person became an interested stockholder unless:

- prior to the date at which the stockholder became an interested stockholder, the Board of Directors approved either the business combination or the transaction in which the person became an interested stockholder;

- the stockholder acquired more than 85% of the outstanding voting stock of the corporation (excluding shares held by directors who are officers and shares held in certain employee stock plans) upon consummation of the transaction in which the stockholder became an interested stockholder; or

- the business combination is approved by the Board of Directors and by at least 66-2/3% of the outstanding voting stock of the corporation (excluding shares held by the interested stockholder) at a meeting of stockholders (and not by written consent) held on or after the date such stockholder became an interested stockholder.

     An "interested stockholder" is a person who, together with affiliates and associates, owns (or at any time within the prior three years did own) 15% or more of the corporation's voting stock. Section 203 defines a "business combination" to include, without limitation, mergers, consolidations, stock sales and asset-based transactions and other transactions resulting in a financial benefit to the interested stockholder.

     The above provisions of Delaware law could reduce the likelihood of a change of control of Rubincon.

Transfer  Agent
---------------

     Rubincon has engaged the services of Nevada Agency & Trust Company, Suite 880 - 50 West Liberty Street, Reno, Nevada, USA, 89501, to act as transfer agent and registrar.

Market  Information
-------------------

     Although Rubincon is a reporting company and regularly files periodic reports under the Securities Exchange Act of 1934, Rubincon's stock does not trade on any public market either in North America or the rest of the world. Once Rubincon has no further comments from the SEC regarding this Form SB-2, it is the intention of management to make an application and be approved for a quotation on the National Association of Securities Dealers, Inc.'s "OTC Bulletin Board". Therefore, at the present time, there is no established market price for the shares of Rubincon. There is no assurance that an application to the OTC Bulletin Board will be approved. There are no common shares subject to outstanding options, warrants or securities convertible into common equity of Rubincon. All 2,400,820 shares of issued and outstanding shares of common stock of Rubincon are currently eligible for sale under Rule 144. There are no shares being offered to the public other than the 1,000,000 shares being registered in this Prospectus and no shares have been offered pursuant to an employee benefit plan or dividend reinvestment plan.

Non-Qualified  Stock  Option  Plan
----------------------------------

     On June 19, 2002 the board of Directors of Rubincon approved and adopted a Non-Qualified Stock Option Plan (the "Stock Option Plan"), which provides for the granting of options to purchase an aggregate of 240,000 shares of common stock at an option price of $0.15 per share. The purpose of the Stock Option Plan is to make options available to directors, management and significant contractors of Rubincon in order to encourage them to secure an increase, on reasonable terms, of their stock ownership in Rubincon and to remain in the employ of Rubincon, and to provide them compensation for past services.

     The Stock Option Plan is to be administered by the Board of Directors of Rubincon, which determines the persons to be granted options under the Stock Option Plan, the number of shares subject to each option, and the option period, and the expiration date, if any, of such options. The exercise price of an option may be less than the fair market value of the underlying shares of common stock. No options granted under the Stock Option Plan will be transferable by the optionee other than by will or the laws of descent and distribution and each option will be exercisable, during the lifetime of the optionee, only by such optionee.

     As of the date of this Prospectus, no options have been granted. The Stock Option Plan was approved by the shareholders of Rubincon on August 20, 2002. The Board of Directors is authorized, without further shareholder approval, to grant such options from time to time up to an aggregate of 240,000 shares of common stock. The Board of Directors may thus in general determine the number of shares subject to such options, the option periods, and the expiration dates of such options, if any options are issued.

                      EQUITY COMPENSATION PLAN INFORMATION






                          Number of            Weighted
                          securities           average         Number of
                      to be issued upon        exercise       securities
                         exercise of           price of        remaining
                         outstanding         outstanding       available
                      options, warrants   options, warrants   for future
Plan category             and rights          and rights       issuance
                             (a)                 (b)              (c)

Equity
compensation
plans approved by
security holders . .      240,000           Not outstanding     240,000

Equity
compensation
plans not approved
by security holders          None                None              None

Total. . . . . . . .      240,000           None outstanding    240,000

     The granting of shares under the Stock Option Plan is not contingent upon this offering being completed. At the present time, the directors have no intention of granting options under this Stock Option Plan but will in the future be granting stock option under this Plan to directors, officers and parties involved in the activities of Rubincon.

Holders  of  Common  Shares
---------------------------

     There are presently 32 shareholders of record including officers and directors.

                      INTEREST OF NAMED EXPERTS AND COUNSEL
                      -------------------------------------

     Other than as set forth below, no named expert or counsel was hired on a contingent basis, will receive a direct or indirect interest in Rubincon, or was a promoter, underwriter, voting trustee, director, officer, or employee of Rubincon.

     Rubincon's auditors are Sellers and Andersen, 941 East 3300 South, Suite 220, Salt Lake City, Utah, 84106. Fees paid to Sellers and Andersen represented time to examine and render an opinion on the financial statements and to prepare the annual corporate income tax returns. The fees paid and accrued to the auditor since inception amount to $12,100. There have been no fees billed for professional services for consulting with regards to the establishment of financial information systems design and implementation. Since inception Rubincon did not incur any other fees for professional services rendered by its independent accountants for all other non-audit services which may include, but is not limited to, actuarial services or valuation services or other consulting services.


Change  In  Independent  Accountants

     On February 5, 2004, Rubincon dismissed Sellers & Andersen, LLC as its independent accountants. Sellers & Andersen, LLC's reports on Rubincon's financial statements as of and for the years ended January 31, 2003, and January 31, 2002, contained no adverse opinions or disclaimers of opinion and were not modified or qualified as to audit scope or accounting principles, but did contain modifications as to Rubincon's ability to continue as a going concern. Rubincon's Board of Directors participated in and approved the decision to change independent accountants. During the two fiscal years ended January 31, 2003 and January 31, 2002, and through the subsequent interim period ended February 5, 2004, to the best of Rubincon's knowledge, there have been no disagreements with Sellers & Andersen, LLC on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreement if not resolved to the satisfaction of Sellers & Andersen, LLC would have caused them to make reference in connection with its report on the financial statements of Rubincon for such years. During the two fiscal years ended January 31, 2003 and January 31, 2002, and through the subsequent interim period ended February 5, 2004, Sellers & Andersen, LLC did not advise Rubincon on any matter set forth in Item 304 (a) (1) (iv)(B) of Regulation S-B. (vi)

     On February 5, 2004, Rubincon engaged Madsen & Associates, CPA's Inc. to audit its financial statements for the year ended January 31, 2004. During the two most recent fiscal years end January 31, 2003 and January 31, 2002, and through February 5, 2004, Rubincon did not consult with Madsen & Associates, CPA's Inc. regarding (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on Rubincon's financial statements, and no written report or oral advice was provided to Rubincon by concluding there was an important factor to be considered by Rubincon in reaching a decision as to an accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is defined in Item 304 (a)(1)(iv)(A) of Regulation S-B or an event, as that term is defined in Item 304 (a) (1)(iv)(B) of Regulation S-B.



                                    BUSINESS
                                    --------
General.
-------

     The initial directors and officers were Carsten Mide and Kirsten Wilson who are deemed to be founders, organizers and promoters of Rubincon. Due to certain business interests they resigned in August 1999 and were replaced by Roman Kujath, Albert Ezzy and Jack Cewe. Prior to their resignations, the directors raised from its current shareholders the initial funds for Rubincon and subsequently issued 2,400,820 common shares in consideration for cash. The required Form Ds were filed with the SEC. In March 2001 both Albert Ezzy and Jack Cewe resigned as directors due to other business commitments and, in the case of Albert Ezzy a desire to retire, and were replaced by Irene Campany and Martine Rummelhoff.

     During 2001, 2002 and 2003, Rubincon undertook small exploration programs on the Bridge claim by establishing a grid system for future soil and rock sampling. Management will undertake, from the proceeds of the sale of common stock registered on this Prospectus, a soil sampling program and will complete the Phase 1 exploration recommended on page 25 of this Prospectus. See "Certain Relationships and Related Party Transactions".

     In addition to exploring its mineral property, Rubincon plans to seek out additional mineral properties either by way of purchase, staking or joint venturing.


      Presently the President of Rubincon has not acquired any shares but is committed to purchase 50,000 shares under this Prospectus. Prior to the issuance of shares under this Prospectus, the President will continue to advance funds to Rubincon to meets its immediate obligations. No formal contractual agreements are in place relating to the purchase of shares by Mr. Reimchen or the continual financial support of Rubincon by Mr. Reimchen. Nevertheless, Mr. Reimchen has assured the other directors that he is prepared to fund Rubincon to maintain the Bridge claim in good standing and meet its immediate financial obligations


Operations  and  Properties.
---------------------------

     Presently Rubincon has ownership interest in the mineral rights on one mining claim called the Bridge claim. As is custom in the Province of British Columbia, Rubincon does not actually own the land itself; only the mineral rights thereto. The ownership interest in the land is held by the Province of British Columbia. Having "staked" the mineral claim , Rubincon will have the rights to the minerals thereon for a period of one year from the date of staking or most recent renewal and can either perform exploration work on the mineral claim or pay cash in lieu to the Ministry of Finance in order to renew the claim. The actual cost of staking the Bridge was $330. For the assessment year ended February 7, 2001 Rubincon expended $2,311. For the assessment year ended February 7, 2002, Rubincon expended $1,254 and in January 2003 spent $2,500 to maintain the Bridge in good standing until February 7, 2004.

     There are vast areas of British Columbia and the Pacific Northwest Coast, which includes Washington, Oregon and California states, which have been explored and in some cases staked through mineral exploration programs. Competition to identify, locate, explore and develop mineral and other claims is intense. Exploration companies such as Rubincon must compete for various resources, including consultants and other human resources, equipment and capital.

     Nevertheless, there remain vast areas which have not yet been explored. The cost of staking and re-staking new mineral claims and the costs of Phase I of Rubincon's exploration program are relatively modest. One advantage is that Rubincon will have or has extensive literature available to it with respect to previous exploration in the area surrounding its mineral claim. These facts make it possible for a junior mineral company similar to Rubincon to be somewhat competitive with other similar companies. Nevertheless, Rubincon is at a competitive disadvantage compared to established mineral exploration companies when it comes to being able to complete extensive exploration programs. If Rubincon is unable to raise capital to pay for extensive claim exploration, it will be required to enter into possible joint ventures with other mineral companies which will result in Rubincon's interest in its claim being substantially diluted. If Rubincon is unable to raise either capital or identify a joint venture partner it might lose its interest in the Bridge claim.

Requirement  of  Government  Approvals
--------------------------------------

     At present Rubincon does not require governmental approval to undertake an exploration program consisting of establishing a grid system over its mineral claim or obtaining rock and soil samples. In the event Rubincon identifies a viable reserve, it would be required to apply for numerous government approvals in order to commence mining. All costs to obtain the necessary government approvals would be factored into technical and viability studies in advance of a decision being made to proceed with the development of a reserve. The mining industry in Canada is highly regulated. Mr. Reimchen, Rubincon's President, has extensive mining experience and is familiar with government regulations respecting the initial acquisition and early exploration of mining claims in British Columbia, Canada. Rubincon is unaware of any proposed or probable new government regulations which would have a negative impact on the mining industry in British Columbia. Rubincon proposes to adhere strictly to the regulatory framework which governs mining operations in British Columbia.

Cost  and  Effect  of  Compliance  with  Environmental  Laws
------------------------------------------------------------

     At the present time, Rubincon's cost of compliance with governmental laws are minimal as it is in the process of doing preliminary exploration activities only on the Bridge claim. In the event this claim hosts a viable reserve, the costs and effects of compliance with environmental laws will be incorporated in the exploration plan for the claim. The exploration plan will be prepared by a qualified mining engineer.

Part  Time  Employees
---------------------

     Rubincon currently does not have any full time or part time employees, other than Rubincon's President and its Secretary and Treasurer, who will devote such time as is necessary in their judgment to satisfy the obligations of their offices. At present, both Mr. Reimchen and Mrs. Campany spend approximately 5 hours a month on various duties for Rubincon whereas Mrs. Rummelhoff spents virtually no time on the affairs of Rubincon during a given month. Upon commencement of the exploration activities on the Bridge claim, Mr. Reimchen will become more involved with the exploration program but at this point in time Rubincon does not know how many hours per week will be spent by him. Nevertheless, Rubincon intends to engage the services of consultants and individuals to assist in the exploration of the mineral claim. The time spent by Mrs. Campany and Mrs. Rummelhoff during the exploration program will not increase considerable.

Exploration  of  the  Bridge  Claim
-----------------------------------

     Rubincon retained Douglas Symonds, Professional Geo-scientist, to summarize the geology and mineral potential on its mineral claim near Gold Bridge, British Columbia. His report is dated April 18, 2001. The mineral claim was "staked" by a professional staker on behalf of Rubincon.

     "Staking" of a claim is the method used by the Ministry of Energy and Mines for the Province of British Columbia in verifying title to the minerals on Crown property. The individual staking a claim, known as the "staker", inserts a post or stake into the ground of unstaked property and defines this post as the corner post or "identification" post. A serial pre-numbered tag, purchased from the Department of Energy and Mines, is affixed to the post and the date and time of inserting the post into the ground is recorded on it as well as the proposed name of the claim. The staker is required to walk a line in one direction from the stake and another line at a 90-degree angle from the original walk starting at the corner post. The lines are walked for approximately 1500 feet. Upon completion of these two walks the staker records the number of units being staked upon the metal tag on the corner post. This information is recorded on a 4-foot Post Mineral Claim form and filed with the Department of Energy and Mines.

Location  and  Access
---------------------

     The Bridge property is located approximately 95 air miles north-northeast of Vancouver, British Columbia, Canada. The property is located approximately
2.5 miles east-northeast of the Village of Gold Bridge and covers the north half of McDonald Lake and is drained by northerly-flowing McDonald Creek and its tributaries: Lindsey and Deep Creeks. McDonald Creek flows into Carpenter Lake approximately 0.625 miles north of the north boundary of the Bridge property. Access to the north boundary of the property is by road from the Village of Gold Bridge along the south shore of Carpenter Lake. From this road, an access road in an unknown state of repair heads up McDonald Creek, cutting through the center of the property. Use of this road may be limited to All Terrain Vehicles ("ATV"), snow machines or foot travel at this time.

     Access to McDonald Lake is via a good trail from the abandoned settlement of Brexton. Brexton is located on the road between Gold Bridge and the Bralorne mine site. This trail leads to the east shore of McDonald Lake where a boat may be used to gain access to areas along the lake. This trail is suitable for ATV, snow machines and foot travel.

     Elevations on the Bridge property ranges from 2,200 feet in the northwest corner to 4,700 feet in the southeast corner. The property is characterized by moderate to steep slopes and moderate to heavy forest cover up to the tree line. The local climate is typified by hot, dry summer and cold, snowy winters.

Claim  Information
------------------

     The Bridge property consists of a single lode mineral claim of approximately 1,235 acres. Pertinent claim information is as follows:

          Claim  name:                                  Bridge
          Tenure  Number:                               374400
          Number  of  Units:                                18
          Record  Date:                     February  7,  2000

          Good  to  Date:                  December  27,  2004


     Approved assessment work must be completed and filed or a cash payment in lieu of assessment work must be made on or before the "Good to Date" shown above in order to keep the claim in good standing. Refer to work undertaken in 2003 as shown on page 27.

Geology
-------

     Area and Local Geology (refer to Glossary of Terms on page 8). The following information is based on information provided to management and various reports of consultants.

     The Bridge property is shown to be underlain mainly by rocks of the Bridge River terrain (greenstone, cherty argillite, limestone and dioritic intrusives) in contact with ultramafic and basic intrusions to the southwest.

     There is poor outcrop exposure on the Bridge property. The outcrop geology of the Bridge property as described by previous explorationists consists of altered volcanic rocks showing well-developed schistosity and considerable amounts of quartz-carbonate alternation. Schistosity strikes in a general north-south direction and dips steeply, both to the east and to the west. In the southwestern corner of the property, cherts and argillites are more abundant than volcanic rocks. These cherts and argillites are also strongly schistose and exhibit quartz-calcite alteration in the form of 0.4 to 1.2 inches wide veins, often as boxworks. A layer of recent volcanic ash that varies from a few centimeters to a meter in thickness covers much of the property area.

     Preliminary  geologic  and  geophysical  evidence  indicates  a north-northwesterly trend to geological formations and structures on the property. Steep Creek appears to reflect a shear or fault zone. The rock exposures to the west of Steep Creek are sheared and slightly altered or broken.

     Some sulphide mineralization, mainly pyrite, has been reported in the outcrops on the Bridge property.

Recommendations  by  Douglas  Symonds,  Professional  Geo-scientist
-------------------------------------------------------------------

     Management believes that the Bridge property warrants a $32,000 Phase I exploration program of data acquisition, aerial photograph interpretation, base map preparation, prospecting, geo-chemical soil sampling and report writing. Contingent upon the success of this Phase I program, a Phase II program, estimated to cost $64,000, involving further geo-chemical sampling, geophysical surveying, geological mapping, rock sampling, limited trenching and report writing was recommended by Mr. Symonds. A Phase III program, estimated to cost $160,000, involving further trenching, diamond drilling and report writing was recommended by Mr. Symonds, contingent upon the success of Phase II program. Rubincon will determine, in conjunction with its advisors and consultants, the level of success of the Phase I and Phase II programs in order to determine if additional exploration (including the Phase II and Phase III programs) will be commenced.

Douglas  Symonds  has  recommended  the  following  proposed  budgets:

Phase  I:

Estimated  cost  of  $32,000

     geo-chemical soil sampling and analysis aerial photographic interpretation and base map preparation prospecting and rock sampling preparation of Phase I report to Company preparation of assessment report

Phase  II  (Contingent  upon  the  success  of  Phase  I)

Estimated  cost  of  $64,000

     geophysical surveys to follow up geo-chemical anomalies geological mapping and further rock sampling limited trenching program preparation of Phase II report to Company preparation of assessment report

Phase  III  (Contingent  upon  the  success  of  Phase  II)

Estimated  cost  of  $160,000

     further  trenching
     diamond  drilling
     preparation of Phase III report to Rubincon preparation of assessment report

     Rubincon has not yet commenced Phase 1 of the above program but will once it has raised the minimum amount of funds under this Prospectus.

Assessment  work  for  2001

     The objective of this exploration work was to undertake a physical work program in order to establish two separate grid systems in preparation for a
geophysical  survey.   During  this  exploration  program  a  total  amount  of
approximately  $1,400  was  expended.

Work  on  the  north  grid  system  was  a  follows:

     A general topographical reconnaissance was carried out to determine the best grid layout due to the extreme topography. Baseline stations 0 + 000 N was located 450 feet east of the Legal Corner Post for the claim. The baseline was oriented at azimuth 360 degrees and horizontally chained and flagged every 30 feet. Grid station X-lines were established every 90 feet from 0 + 000 N to 0 + 720 N totaling 2,160 feet of baseline.

Work  on  the  west  grid  system  was  as  follows:

     A  topographical  reconnaissance  was  carried  out  to  determine the grid
layout.   The  baseline  was  located  approximately 2,250 feet up the MacDonald

Creek from the road. The baseline was oriented at azimuth 270 degrees and horizontally chained and flagged every 30 feet. Grid station X-lines were established every 90 feet from station 0 + 000 W to 0 + 0510 N; totaling 1,530 feet of baseline.

This  exploration  program  required  two  men  each working 4 days to complete.

Assessment  work  for  2002

The grid system established in 2001 was extended in anticipation of a future soil sampling program. During the 2002 assessment program the baseline was established at 0 + 700B to 0 + 900 N with the grid sample lines being as follows:

               0  +  690N  to  0  +  400E               1,200  feet
               0  +  720N  to  0  +  365E               1,100  feet
               0  +  750N  to  0  +  450E               1,350  feet
               0  +  780N  to  0  +  420E               1,260  feet
               0  +  810N  to  0  +  415E               1,245  feet
               0  +  840N  to  0  +  410E               1,230  feet
               0  +  870N  to  0  +  430E               1,290  feet
               0  +  900N  to  0  +  440E               1,320  feet

     There was a total of 10,950 feet of grid line established during this exploration program. The objective to Rubincon is to undertake a soil sampling program during the third or fourth calendar quarters of 2003 to determine areas of high concentration of mineralization. This will be done once the funds are available to do so.

Assessment  work  for  2003

      On January 24, 2003, the Company undertook a surveillance of the claim by walking the lower part where the grid system had been established during the last several years. Basically, this procedure was performed to determine what the conditions were like on the Bridge claim due to snow and ice conditions being present. From this observation, the consultant was able to determine what equipment was required, being snowshoes, snow mobiles, etc., and assisted in forming a strategy for the balance of the week.

     On January 26th the Company mobilized its initial exploration efforts by walking the grid system and using a magnetometer every 30 feet. A magnetometer is an instrument for measuring magnetic intensity. In ground magnetic prospecting, it is an instrument for measuring the vertical magnetic intensity and for detecting magnetic anomalies and magnetic gradients in rock formation. In other words, it is an instrument which will show unusual formation where high concentrations of mineralization might occur.

     Basically, upon reaching the 30 foot site, the information shown on the magnetometer and the grid location was recorded in a notebook for future charting. The process of using the magnetometer over the grid system took three full days.

     On January 29th, the Company hired an electromagnetic instrument for assisting in the prospecting process. This instrument is used as a geological method employing the generation of electromagnetic waves at the Earth's surface. When the waves penetrate the Earth and impinge on a conducting formation or ore body, they induce currents in the conductors, which are the source of new waves radiated from the conductors and detected by the instrument at the surface.

     Again, the reading from this instrument was recorded every 30 feet on the grid system. The process took three days to complete.

     The actual summation of the data obtained from the magnetometer and electromagnetic instruments will be reviewed by a geophysicist to determine if any favorable findings occurred. This analysis has not yet been done.

     The work performed on the Bridge claim will maintain it in good standing until December 27, 2004.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION
            ---------------------------------------------------------


     Rubincon as at October 31, 2003 has only $135 in cash to meet its current obligations and undertake any exploration program on its mineral claim. The amount due to creditors as at October 31, 2003 was $23,458 not including amounts due related parties of $40,475. The amount due to creditors are as follows:







Description                            Amount
-----------                           -------
Accounting and auditing.              $15,495
Office expenses (*). . .                  834
Transfer agent's fees. .                7,129
                                      -------
                                      $23,458
                                      =======






          (*)  Net  of  $1,950 overpayment of legal fees as at October 31, 2003.


     Currently, Rubincon has no cash and is unable to pay its creditors unless the funds are provided by the directors and officers. If the minimum number of shares is subscribed for under this offering, there would only be $500 available in working capital which is not sufficient to service the current outstanding debt of Rubincon. The directors and officers are prepared to advance further funds to Rubincon in order to maintain the Bridge claim in good standing and to meet various financial requirements over the next year. For example, during the last twelve months ended July 31, 2003, Mr. Reimchen has advanced $10,000 for legal expenses, $2,500 for exploration on the Bridge claim, $2,500 for audit fees and $107 for payment to the State of Delaware for franchise fees. If the maximum subscriptions are received under this offering there will be approximately $20,990 in working capital after paying $20,510 to all third party creditors.


     The  amounts owed to related parties as at October 31, 2003 are as follows:
$29,924  owed  to  Ted  Reimchen  and  $10,551  owed  to  Irene  Campany.


     The requirements for funds over the next twelve months, assuming no funds are received from this offering, are as follows:




Description                                              Amount
-----------                                             --------
Accounting and auditing . . . . . . . . . . .       (i)  $ 5,650
Bank charges. . . . . . . . . . . . . . . . .      (ii)       90
Edgar filing fees . . . . . . . . . . . . . .     (iii)      900
Filing fees . . . . . . . . . . . . . . . . .      (iv)      275
Office expenses . . . . . . . . . . . . . . .       (v)      300
Property maintenance. . . . . . . . . . . . .     (vii)    2,400
Transfer agent's fees . . . . . . . . . . . .     (vii)    1,600
Amounts due to third parties. . . . . . . . .    (viii)   20,510
                                                         -------
Estimated expenses for the next twelve months           $ 31,725
                                                         =======




(i) This represents the preparation and examination of the following financial statements during the next twelve months:

        January 31, 2004    Form  10KSB        $ 2,650
        April 30, 2004      Form  10QSB          1,000
        July 31, 2004       Form  10QSB          1,000
        October 31, 2004    Form  10QSB          1,000
                                               -------
                                               $ 5,650
                                                ======

(ii)     Assumed  bank  charges  at  $90  per  year.

(iii)    The outside cost of  filing on Edgar has been estimated as follows:

         Form  SB-2                             $  100
         Notice of Annual General Meeting          200
         Form 10KSB and Forms 10QSB                600
                                                 -----
                                                $  900
                                                ======

(vi) A payment of $175is made annually to The Company Corporation of Delaware to act as the registered agent for Rubincon for the forthcoming year. The annual franchise taxes paid to the State of Delaware is $30 but if penalty and interest is applied the amount will be approximately $100.

(v) Office expenses comprises mainly of photocopying, fax and delivery charges to be included in the future.

(vi) The cost of maintaining the claims in good standing is $2,400 which will be paid in cash to the Ministry of Finance for the Province of British Columbia or an equivalent amount performed on assessment work.

(vii) The annual charge to the transfer agent is $1,200 and a fee of $15 per each new share certificate issued. The issuance cost for new share certificates has been estimated at $400 for the forthcoming year.

(viii)   Refer  to  page  28.


     During the last thirteen months Rubincon has received and deposited into its bank account the following advances from its directors and officers:

          November  7,  2002                     $  5,000
          January  13,  2003                        1,550
          January  21,  2003                        2,550
          May  30,  2003                            1,100
          July  18,  2003                             125
          September  8,  2003                       1,000
          November  26,  2003                       4,738
          December  5,  2003                        1,000
                                                  -------

          Total  interim  financing             $  17,063
                                                   ======

     Against the above advances Rubincon issued checks in the amount of $16,845 comprising payments to the auditors ($4,500), legal ($9,738), exploration activities ($2,500) and filing fees ($107).


     If subscriptions are received only for the minimum number of shares and no other funds become available to Rubincon, Rubincon will cease to be a viable entity and all investors might lose their total investment in Rubincon.

     Rubincon will not have a product to offer for sale unless it finds a reserve on the Bridge claim. In addition, Rubincon does not expect to purchase, lease or have an interest in any refinement or smelter facilities and will not construct any permanent housing facilities on the Bridge claim during the next year or in the foreseeable future. The proximity of the claim to the town of Gold Bridge allows for workers or consultants to use the local accommodations provided by the town.

     Rubincon anticipates no significant change in employees other than during the exploration stage. Rubincon will hire part-time workers and consultants to perform the required work.

Incorporation  in  the  State  of  Delaware

     Rubincon incorporated in the State of Delaware rather than British Columbia
because  of  tax  reasons.   For  example,  both  the  Federal  and  Provincial
Governments impose tax on any profits made. This corporate tax could be as high as 51% of net income. In addition, the Province of British Columbia has an annual capital tax based on the number of shares outstanding. By having a Delaware-based company, Rubincon, if it ex-provincially incorporates in British Columbia, will only be subject to a 15% withholding tax on net income earned in Canada and remitted to Rubincon as set forth in the Canada/US Tax Treaty.
However,  Rubincon  is  subject  to  US  taxation.

                             DESCRIPTION OF PROPERTY
                             -----------------------

The  Bridge  Claim
------------------

     The description of the Bridge claim is more fully described under "Location and Access" and "Geology" on pages 23 and 24 respectively.

Investment  Policy
------------------

     Rubincon is not limited on the percentage of assets which may be invested in any one investment or mineral property. Rubincon's policy is to acquire mainly mineral properties, primarily for income in the future rather than capital gains. It is the intention of Rubincon to explore and develop, if warranted, its mineral property in hopes of eventually developing the claim into an income producing asset from the sale of the minerals contained thereon.

Offices
-------

     Rubincon's executive offices are located in 4761 Cove Cliff Road, North Vancouver, B.C., Canada, V7G 1H8. The office is located at the place of primary business of the President. There is no charge to Rubincon for office but an imputed charge of $3,600 has been expensed during the current year with an offsetting entry to capital in excess of par value. Rubincon will require an office once it has started exploration work on the Bridge claim, but has yet to choose the office's location.

Other  Property
---------------

     Rubincon  does  not  own  any  other  property other than the Bridge claim.

              CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
              ----------------------------------------------------

     Subsequent to inception Rubincon issued to two former executive officers and directors the following shares: Carsten Mide acquired 200,000 common shares on February 25, 1999; and Kirsten Wilson acquired 100,000 common shares on February 25, 1999, making a total of 300,000 outstanding common shares. Both of these individuals are deemed to be founders, organizers and initial shareholders of Rubincon. Other than the shares they purchased they received nothing else of value from Rubincon. These shares were issued pursuant to an exemption from registration provided by Section 4(2) of the Securities Act of 1933.

     Irene Campany, presently Chief Financial Officer, Secretary Treasurer and Director, acquired 200,000 restricted common shares on April 11, 2001 from the former director, Carsten Mide. The consideration paid to Carsten Mide was $0.001 per share, which is the same price paid by Mr. Mide when he acquired the shares.

     The directors have made demand loans in the amount of $38,251 as at April 30, 2003 which bear no interest. These funds have been advanced to Rubincon on a periodic basis as required for operating expenses of Rubincon. The directors will not convert their debt for shares being offered under this Form SB-2. Shares being offered under this Form SB-2 will be for cash only. Subsequent to the completion of this offering the directors will convert Rubincon's indebtedness to them into shares at a price identical to this offering. The purposes of this transaction of the conversion of debt into shares by the directors will be to eliminate the obligation of Rubincon to the directors and to allow the directors to increase their ownership interest in Rubincon.

     As mentioned on page 22 under "Business", Mr. Reimchen will purchase 50,000 shares under this offering which will be restricted from trading under Rule 144. Shares already restricted are the shares owned by Irene Campany and her husband in the amount of 240,000 and 75,000 shares owned by Martine Rummelhoff for a total of 315,000 shares. This represents 13.3 % of the issued shares whereas with the purchase of 50,000 shares by Mr. Reimchen the percentage of escrow shares will increase to 14.9%. With the subsequent conversion of the loans made by the directors, based on the balance as at April 30, 2003 of $38,251, there would be an additional 255,006 shares issued which would be restricted. This would increase the shares in escrow to 620,006 and the issued and outstanding share capital under the minimum offering to 3,005,826 shares. The percentage of shares held in escrow after completion of these three transactions noted above would be 20.6%.

                             ADDITIONAL INFORMATION
                             ----------------------

     Rubincon's financial statements for the year ended January 31, 2003 were examined by the firm of Sellers and Andersen, Certified Public Accountants (formerly Andersen Andersen & Strong) and are included herein.

     Rubincon is subject to the informational filing requirements of the Exchange Act and, in accordance therewith, is required to file periodic reports, proxy statements and other information with the SEC relating to its business, financial condition and other matters. Such reports, proxy statements and other information can be inspected and copied at the Public Reference facility maintained by the SEC at 450 Fifth Street, N.W., Room 1024, Washington, D.C., 20549. Information regarding the Public Reference facilities may be obtained from the SEC by telephoning 1-800-SEC-0330. Rubincon's filings are also available  to  the  public on the SEC's website (http://www.sec.gov).  Copies of
                                                 ------------------
such material may also be obtained by mail from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C., 20549 at prescribed rates.

     Rubincon  does  not  have  its  own  website.

                                LEGAL PROCEEDINGS
                                -----------------

     Rubincon is not a party to any material pending legal proceedings and, to the best of its knowledge, no such action by or against Rubincon has been threatened. There are no pending legal proceedings against the Bridge claim of which management is presently aware of or knows of any future action against the claim.

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS
                    -----------------------------------------

     Information on this item is set forth in the Prospectus under the heading "Disclosure of Commission Positions on Indemnification for Securities Act Liabilities" below.

     DISCLOSURE OF COMMISSION POSITIONS ON INDEMNIFICATION FOR SECURITIES ACT
                                   LIABILITIES

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Rubincon pursuant to the following provisions or otherwise, Rubincon has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in such Securities Act, and is therefore unenforceable.

     Section 102(b)(7) of the Delaware General Corporation Law ("DGCL") enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to a corporation or its stockholders for violations of the director's fiduciary duty, except:

- for any breach of a director's duty of loyalty to the corporation or its stockholders;

- for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

- pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions); or

- for any transaction from which a director derived an improper personal benefit.

     Section 145 of the DGCL, in summary, that directors and officers of Delaware corporation are entitled, under certain circumstances, to be indemnified against all expenses and liabilities (including attorney's fees) incurred by them as a result of suits brought against them in their capacity as a director or officer, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful; provided, that no indemnification may be made against expenses in respect of any claim, issue or matter as to which they shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, they are fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Any such indemnification may be made by the corporation only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnity has met the applicable standard of conduct.

     The Articles of Incorporation of Rubincon contain provisions which, in substance, eliminate the personal liability of the Board of Directors and officers of Rubincon and its shareholders from monetary damages for breach of fiduciary duties as directors to the extent permitted by Delaware law. By virtue of these provisions, and under current Delaware law, a director of Rubincon will not be personally liable for monetary damages for breach of fiduciary duty, except liability for:

a.     breach  of  his  duties  of  loyalty  to Rubincon or to its shareholders;

b. acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

c. dividends or stock repurchase or redemptions that are unlawful under Delaware law; and

d. any transactions from which he or she receives an improper personal benefit.

     These provisions pertain only to breaches of duty by individuals solely in the capacity as directors, and not in any other corporate capacity, such as an officer, and limit liability only for breaches of fiduciary duties under Delaware law and not for violations of other laws (such as federal securities laws). As a result of these indemnifications provisions, shareholders may be unable to recover monetary damages against directors for actions taken by them that constitute negligence or gross negligence or that are in violation of their duties, although it may be possible to obtain injunctive or other equitable relief with respect to such actions.

     The inclusion of these indemnification provisions in Rubincon's Articles and Bylaws may have the effect of reducing the likelihood of derivative litigation against directors, and may discourage or deter shareholders or management from bringing lawsuit action, which if successful, might otherwise benefit Rubincon or its shareholders.

     Rubincon has entered into separate indemnification agreements with its directors and officers containing provisions that provide for the maximum indemnification allowed to directors and officers under Delaware law, and provide that Rubincon, among other obligations, will indemnify such directors and officers against certain liabilities that may arise by reason of their status as directors and officers, other than liabilities arising from willful misconduct of a culpable nature, provided that such persons acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interest of Rubincon and, in the case of criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful. In addition, the indemnification agreements provide generally that Rubincon will, subject to certain exceptions, advance the expenses incurred by directors and officers as a result of any proceedings against them as to which they may be entitled to
indemnifications.   Rubincon  believes  these  arrangements  are  necessary  to attract  and  retain  qualified  persons  as  directors  and  officers.

FINANCIAL  STATEMENTS
---------------------


SELLERS AND ANDERSEN, L .L .C.                   941 East 3300 South, Suite 220
------------------------------
Certified Public Accountants and Business           Salt Lake City, Utah, 84106
    Consultants Board                                   Telephone: 801-486-0096
Member  SEC  Practice  Section  of  the  AICPA               Fax:  801-486-0098


Board  of  Directors
Rubincon  Ventures  Inc.
Vancouver  B.  C.  Canada

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have audited the accompanying balance sheet of Rubincon Ventures Inc. (exploration stage company) at January 31, 2003, and the statement of operations, stockholders' equity, and cash flows for the year ended January 31, 2003 and 2002 and the period February 2, 1999 (date of inception) to January 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall balance sheet presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Rubincon Ventures Inc. at January 31, 2003, and the results of operations, and cash flows for the years ended January 31, 2003 and 2002 and the period February 2, 1999 (date of inception) to January 31, 2003, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company does not have the necessary working capital to service its debt and its planned activity, which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are described in Note 5. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.


Salt  Lake  City,  Utah                         /s/  "Sellers  and Andersen LLC"
April  26,  2003

                             RUBINCON VENTURES INC.
                           (Exploration Stage Company)

                                 BALANCE  SHEET

                                January 31, 2003






ASSETS
CURRENT ASSETS


     Bank . . . . . . . . . . . . . . . . . . . . .      . .  $      88
                                                                 =======



LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES

      Accounts payable. . . . . . . . . . . . . . . . . .     $  16,585
      Accounts payable - related parties. . . . . . . . .        38,076
                                                               ---------

             Total Current Liabilities. . . . . . . . . .        54,661
                                                               ---------

STOCKHOLDERS' EQUITY

     Common stock
           25,000,000 shares authorized, at $0.001 par
           value, 2,400,820 shares issued and outstanding         2,401

     Capital in excess of par value . . . . . . . . . . .        40,800

     Deficit accumulated during the exploration stage . .       (97,774)
                                                               ---------

           Total Stockholders' Deficiency . . . . . . . .       (54,573)
                                                               ---------

                                                              $      88
                                                                ========






   The accompanying notes are an integral part of these financial statements.

                             RUBINCON VENTURES INC.
                           (Exploration Stage Company)

                            STATEMENT  OF  OPERATIONS

          For the Years Ended January 31, 2003 and 2002 and the Period
            February 2, 1999 (date of inception) to January 31, 2003







                              JAN 31,      JAN 31,     FEB 2, 1999 TO
                               2003         2002        JAN 31, 2003
                             --------     ---------    ---------------

REVENUES . . . . . . . . .  $        -   $        -       $         -

EXPENSES . . . . . . . . .      31,276       24,135            97,774
                              ---------     --------         ---------

NET LOSS . . . . . . . . .  $  (31,276)  $  (24,135)      $   (97,774)
                               ========     ========        ==========



NET LOSS PER COMMON SHARE

     Basic . . . . . . . .  $    (0.01)  $    (0.01)
                               ========     ========


AVERAGE OUTSTANDING SHARES

     Basic . . . . . . . .   2,400,820    2,400,820
                             =========    =========







   The accompanying notes are an integral part of these financial statements.

                             RUBINCON VENTURES INC.

                           (Exploration Stage Company)


                  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

              For the Period February 2, 1999 (Date of Inception)
                               to January 31, 2003







                                                                         CAPITAL IN
                                                    COMMON STOCK           EXCESS OF      ACCUMULATED
                                                 SHARES      AMOUNT        PAR VALUE        DEFICIT
                                                --------     -------     ------------      ----------
BALANCE FEBRUARY 2, 1999 (DATE OF INCEPTION) .         -    $     -        $      -         $       -

Issuance of common shares for cash at
     $0.001 - February 25, 1999. . . . . . .   2,400,820       2,401              -                 -

Contributions to capital by related parties -
   expenses - 1999-2000. . . . . . . . . . . .         -           -         10,200                 -

Net operating loss for the period
   February 2, 1999 to January 31, 2000. . . .         -           -              -           (23,160)

Contributions to capital by related parties -
   expenses - 2000 - 2001. . . . . . . . . . .         -           -         10,200                 -

Net operating loss for the year ended
    January 31, 2001 . . . . . . . . . . . . .         -           -             -            (19,203)

Contributions to capital by related parties -
    expenses - 2001 - 2002 . . . . . . . . . .         -           -        10,200                  -

Net operating loss for the year ended
    January 31, 2002 . . . . . . . . . . . . .         -           -             -            (24,135)

Contributions to capital by related parties -
    expenses - 2002 - 2003 . . . . . . . . . .         -           -        10,200                  -

Net operating loss for the year ended
    January 31, 2003 . . . . . . . . . . . . .         -          -              -            (31,276)
                                                ---------    -------     ----------         ----------

BALANCE, JANUARY 31, 2003. . . . . . . . . .   2,400,820    $   2,401    $  40,800          $ (97,774)
                                               =========       ======      =======            ========




   The accompanying notes are an integral part of these financial statements.

                             RUBINCON VENTURES INC.
                           (Exploration Stage Company)

                           STATEMENT  OF  CASH  FLOWS

           For the Year Ended January 31, 2003 and 2002 and the Period
            February 2, 1999 (date of inception) to January 31, 2003







                                                           JAN 31,       JAN 31,     FEB 2, 1999 TO
                                                            2003          2002        JAN 31, 2003
                                                          ---------     ---------    ----------------
CASH FLOWS FROM
     OPERATING ACTIVITIES:

     Net loss. . . . . . . . . . . . . . . . . . . . .    $  (31,276)  $  (24,135)       $  (97,774)

     Adjustments to reconcile net loss to net cash provided by operating activities:

          Changes in accounts payable. . . . . . . . .        21,148       13,660            54,661
          Contributions to capital - expenses. . . . .        10,200       10,200            40,800
                                                            --------       -------           ---------

               Net Cash Flows used in Operations . . .            72         (275)           (2,313)
                                                            ---------      -------            -------

CASH FLOWS FROM INVESTING
    ACTIVITIES . . . . . . . . . . . . . . . . . . . .             -            -                 -
                                                            ---------      -------            ------


CASH FLOWS FROM FINANCING
     ACTIVITIES:

          Proceeds from issuance of common stock . . .             -            -             2,401
                                                            ---------      --------         --------

     Net Change in Cash. . . . . . . . . . . . . . . .            72         (275)               88

     Cash at Beginning of Period . . . . . . . . . . .            16          291                 -
                                                            --------       -------          --------

     CASH AT END OF PERIOD . . . . . . . . . . . . . .     $      88    $      16         $       88
                                                             =======      ========          =========


SCHEDULE OF NONCASH OPERATING ACTIVITIES

Contributions to capital by related parties - expenses
     1999 - 2003                                           $  10,200    $  10,200           $  40,800
                                                            =========     =======             =======



   The accompanying notes are an integral part of these financial statements.

                             RUBINCON VENTURES INC.
                           (Exploration Stage Company)

                          NOTES TO FINANCIAL STATEMENTS



1.     ORGANIZATION

The Company was incorporated under the laws of the State of Delaware on February 2, 1999 with the authorized common shares of 25,000,000 shares at $0.001 par value.

The Company was organized for the purpose of acquiring and developing mineral properties. At the report date mineral claims, with unknown reserves, had been acquired. The Company has not established the existence of a commercially minable ore deposit and therefore has not reached the development stage and is considered to be in the exploration stage (see note 3).

Since its inception the Company has completed Regulation D offerings of 2,400,820 shares of its common capital stock for cash.


2.     SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES

ACCOUNTING  METHODS
-------------------

The Company recognizes income and expenses based on the accrual method of accounting.

DIVIDEND  POLICY
----------------

The  Company  has  not  yet  adopted  a  policy  regarding payment of dividends.

INCOME  TAXES
-------------

On January 31, 2003, the Company had a net operating loss carry forward of $97,774. The tax benefit of $29,332 from the loss carry forward has been fully offset by a valuation reserve because the use of the future tax benefit is doubtful since the Company has no operations.

The  loss  carry  forward  will  expire  starting  in  2020  through  2023.

BASIC  AND  DILUTED  NET  INCOME  (LOSS)  PER  SHARE
----------------------------------------------------

     Basic net income (loss) per share amounts are computed based on the weighted average number of shares actually outstanding. Diluted net income
(loss) per share amounts are computed using the weighted average number of common and common equivalent shares outstanding as if shares had been issued on the exercise of the preferred share rights unless the exercise becomes antidilutive and then only the basic per share amounts are shown in the report.

                             RUBINCON VENTURES INC.
                           (Exploration Stage Company)

                        NOTES  TO  FINANCIAL  STATEMENTS



2.     SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES  -  CONTINUED

     ENVIRONMENTAL  REQUIREMENTS

At the report date environmental requirements related to the mineral claim acquired (Note 3) are unknown and therefore any estimate of any future cost cannot be made.


     UNPROVEN  MINING  CLAIM  COSTS


Cost of acquisition, exploration, carrying, and retaining unproven properties are expensed as incurred.

     FINANCIAL  AND  CONCENTRATIONS  RISK

The  Company  does  not have any concentration or related financial credit risk.

     REVENUE  RECOGNITION


Revenue  is  recognized on the sale and delivery of product or the completion of
services  provided  when and if revenue is received.   There can be no assurance
that  any  revenue  will  be  received.


     STATEMENT  OF  CASH  FLOWS


For the purposes of the statement of cash flows, the Company considers all highly liquid investments with a maturity of three months or less to be cash equivalents. The Company does not have any highly liquid investments with three months or less maturity to be cash equivalents to consider at the present time.


FINANCIAL  INSTRUMENTS
----------------------

The carrying amounts of financial instruments, including cash and accounts payable, are considered by management to be their estimated fair values.

ESTIMATES  AND  ASSUMPTIONS
---------------------------

Management uses estimates and assumptions in preparing financial statements in accordance with accounting principles generally accepted in the United States of America. Those estimates and assumptions affect the reported amounts of the assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from the estimates that were assumed in preparing these financial statements.

                             RUBINCON VENTURES INC.
                           (Exploration Stage Company)

                        NOTES  TO  FINANCIAL  STATEMENTS


2.     SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES  -  CONTINUED

RECENT  ACCOUNTING  PRONOUNCEMENTS

The Company does not expect that the adoption of other recent accounting pronouncements will have a material impact on its financial statements.


3.     UNPROVEN  MINERAL  CLAIMS


     On February 7, 2000 the Company acquired a mineral claim known as the Bridge Claim located in the Bralorne district of British Columbia with an expiration date of February 7, 2004. The claim has not been proven to have a commercially minable ore reserve and therefore all costs of exploration and retaining the property have been expensed.

4.     SIGNIFICANT  TRANSACTIONS  WITH  RELATED  PARTY

     Officers-directors, and their controlled entities, have acquired 13% of the outstanding common stock and have made no interest, demand loans of $38,076 to the Company, and have made contributions to capital of $40,800 by the payment of Company expenses.

5.     NON-QUALIFIED  STOCK  OPTION  PLAN

On August 20, 2002, the stockholders of the Company approved a Non-Qualified Stock Option Plan which provides for the issuance of a maximum of 240,000 common shares of the Company for future purchase by key employees, independent contractors, technical advisors or directors of the Company at a price of $0.15 per share. The Plan will be in effect for ten years. No shares have been issued under the plan on the date of this report.

6.     GOING  CONCERN

     The Company will need additional working capital to service its debt and for its planned activity, which raises substantial doubt about its ability to continue as a going concern. Continuation of the Company as a going concern is dependent on obtaining additional working capital and the management of the Company has developed a strategy, which it believes will accomplish this objective through additional equity funding, and long term financing, and payment of Company expenses by its officers, which will enable the Company to operate for the coming year.

Management has prepared the following financial statements for the nine months ended October 31, 2003 and submitted to its auditors for a review before filing them on December 15, 2003 with the SEC on Edgar.

                             RUBINCON VENTURES INC.
                        ( Pre-exploration  Stage Company)

                                 BALANCE  SHEET

                                October 31, 2003

                                   (Unaudited)







                                                            OCTOBER 31
                                                               2003
                                                           ------------
ASSETS

CURRENT ASSETS

     Bank and funds on hand . . . . . . . . . . . . . . .  $       135
                                                               --------

                                                           $       135
                                                               ========

LIABILITIES

      Accounts payable - related parties. . . . . . . . .  $    40,475
      Accounts payable. . . . . . . . . . . . . . . . . .       23,458
                                                               --------

                                                                63,933
                                                               --------

STOCKHOLDERS' DEFICIENCY

     Common stock
            25,000,000 shares authorized, at $0.001 par
           value, 2,400,820 shares issued and outstanding        2,401

     Capital in excess of par value . . . . . . . . . . .       48,450

     Deficit accumulated during the exploration stage . .     (114,649)
                                                              ---------

           Total Stockholders' Deficiency . . . . . . . .      (63,798)
                                                              ---------

                                                           $       135
                                                               ========







     The accompanying notes are an integral part of these unaudited financial statements.

                             RUBINCON VENTURES INC.
                        ( Pre-exploration Stage Company)

                            STATEMENT  OF  OPERATIONS


For the three and nine months ended October 31, 2003 and 2002 and for the period from February 2, 1999 (Date of Inception) to October 31, 2003


                                   (Unaudited)






                                                                  FOR THE          FOR THE
                                FOR THE          FOR THE            NINE             NINE
                              THREE MONTHS     THREE MONTHS        MONTHS           MONTHS          INCEPTION
                                 ENDED            ENDED            ENDED             ENDED             TO
                                OCT. 31,         OCT. 31,         OCT. 31           OCT. 31         OCT. 31,
                                  2003             2002             2003             2002             2003
                              ------------     -------------     -----------      ----------      -------------
SALES. . . . . . . . . .    .  $          -      $        -        $        -     $         -      $          -
                                  ---------        ---------         ---------      ----------        ----------

EXPENSES
Accounting
and  audit . . . . . . . .            1,100             950             4,055            2,250           23,455
Annual fees. . . . . . . .               92             150               209              300              934
Annual General Meeting . .              934             934                 -              934
Bank charges . . . . . . .               19              17                95               80              366
Edgar filing fees. . . . .              300           1,150               600            1,150            5,729
Franchise tax. . . . . . .                -               -               108              104              522
Geological report. . . . .                -               -                 -                -            1,280
Incorporation costs
 written off . . . . . . .                -               -                 -                -              519
Legal. . . . . . . . . . .                -           5,000                 -            5,000            8,050
Management fees. . . . . .            1,500           1,500             4,500            4,500           28,500
Office . . . . . . . . . .              565              80             1,183              689            3,619
Rent . . . . . . . . . . .              900             900             2,700            2,700           17,100
Staking costs. . . . . . .                -               -                 -                -           10,687
Telephone. . . . . . . . .              150             150               450              450            2,955
Transfer agent fees. . . .              311             245             2,041            1,787            9,999
                            ----------------  --------------  ----------------  ---------------  ---------------

NET LOSS . . . . . . . . .     $     (5,871)     $  (10,142)      $   (16,875)     $   (19,010)      $ (114,649)
                                  ==========      ==========        ==========        =========        =========


NET LOSS PER COMMON SHARE

     Basic . . . . . . . .     $          -      $        -       $     (0.01)     $     (0.01)
                                  ==========      ==========        ==========        =========

AVERAGE OUTSTANDING SHARES

     Basic . . . . . . . .        2,400,820       2,400,820         2,400,820        2,400,820
                                 ==========       =========         =========        =========





     The accompanying notes are an integral part of these unaudited financial statements.

                             RUBINCON VENTURES INC.
                        ( Pre-exploration Stage Company)

                           STATEMENT  OF  CASH  FLOWS


    For the nine months ended October 31, 2003 and 2002 and for the period from February 2, 1999 (Date of Inception) to October 31, 2003


                                   (Unaudited)






                                                    FOR THE NINE    FOR THE NINE     INCEPTION
                                                    MONTHS ENDED    MONTHS ENDED        TO
                                                    OCTOBER 31,     OCTOBER 31,     OCTOBER 31,
                                                        2003            2002           2003
                                                   --------------  --------------  -------------
CASH FLOWS FROM
     OPERATING ACTIVITIES:

     Net loss . . . . . . . . . . . . . . . . . .  $     (16,875)  $     (19,010)  $   (114,649)

     Adjustments to reconcile net loss to net cash provided by operations:

          Increase in accounts payable -
              related party . . . . . . . . . . .          2,399           8,572         40,475
          Increase in accounts payable. . . . . .          6,873           2,772         23,458
          Capital contributions - expenses. . . .          7,650           7,650         48,450
                                                     ------------      ----------       --------

               Net Cash (Deficit) from Operations            (47)            (16)        (2,226)
                                                     ------------      ----------       --------

CASH FLOWS FROM INVESTING
      ACTIVITIES:

     Mineral claims . . . . . . . . . . . . . . .              -               -              -
                                                      -----------      ----------      ---------

CASH FLOWS FROM FINANCING
     ACTIVITIES:

          Proceeds from issuance of common
             Stock. . . . . . . . . . . . . . . .              -               -          2,401
                                                      -----------      ----------      ---------

                                                               -               -          2,401
                                                      -----------      ----------      ---------

     Net Increase (Decrease) in Cash. . . . . . .            (47)            (16)           135

     Cash at Beginning of Period. . . . . . . . .             88              16              -
                                                      -----------      ----------      ---------

     CASH AT END OF PERIOD. . . . . . . . . . . .     $      135       $       -       $    135
                                                        =========        ========        =======





     The accompanying notes are an integral part of these unaudited financial statements.

                             RUBINCON VENTURES INC.
                         (Pre-Exploration Stage Company)

                        NOTES  TO  FINANCIAL  STATEMENTS


                                October 31, 2003


                                  (Unaudited )

1.     ORGANIZATION

The Company was incorporated under the laws of the State of Delaware on February 2, 1999 with the authorized common shares of 25,000,000 shares at $0.001 par value.

The Company was organized for the purpose of exploring mineral properties. At the report date mineral claims, with unknown reserves, had been acquired. The Company has not established the existence of a commercially minable ore deposit and therefore has not reached the development stage and is considered to be in the exploration stage (see note 3).

The Company has completed Regulation D offerings of 2,400,820 shares of its capital stock for $2,401.


2.     SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES

Accounting  Methods
-------------------

The Company recognizes income and expenses based on the accrual method of accounting.

Dividend  Policy
----------------

The  Company  has  not  yet  adopted  a  policy  regarding payment of dividends.

Income  Taxes
-------------


On October 31, 2003, the Company had a net operation loss carry forward of $114,649. The tax benefit of $34,395 from the loss carry forward has been fully offset by the valuation reserve because the use of the future tax benefit is undeterminable since the Company has no operations.


The  loss  carryforward  will expire starting in 2020 through 2023.

Basic  and  Diluted  Net  Income  (Loss)  per  Share
----------------------------------------------------

Basic net income (loss) per share amounts are computed based on the weighted average number of shares actually outstanding. Diluted net income
(loss) per share amounts are computed using the weighted average number of common and equivalent shares outstanding as if the shares had been issued on the exercise of the preferred share rights unless the exercise becomes antidilutive and then only the basic per share amounts are shown in the report.

                             RUBINCON VENTURES INC.
                        ( Pre-Exploration Stage Company)

                        NOTES  TO  FINANCIAL  STATEMENTS

                                October 31, 2003

                                   (Unaudited)

2.    SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES  -  CONTINUED

Environmental  Requirements
---------------------------

At the report date environmental requirements related to the mineral claims acquired (note 3) are unknown and therefore an estimate of any future costscannot be made.


Unproven  Mining  Claim  Costs

 ------------------------------

Costs of acquisition, exploration, carrying, and retaining unproven properties are expensed as incurred.

Financial  and  Concentrations  Risk
------------------------------------

The  Company  does  not have any concentration or related financial credit risk.

Revenue  Recognition
--------------------


Revenue is recognized on the sale and delivery of product or the completion of services provided when and if revenue is received. There can be no assurance that any revenue will be received.


Statement  of  Cash  Flows
--------------------------


For the purposes of the statement of cash flows, the Company considers all highly liquid investments with a maturity of three months or less to be cash equivalent. The Company does not have any highly liquid investments with 3 months or less maturity to be cash equivalents to consider at the present time.


Estimates  and  Assumptions
---------------------------

Management uses estimates and assumptions in preparing financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of the assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from the estimates that were assumed in preparing these financial statements.

                             RUBINCON VENTURES INC.
                        (Pre- Exploration Stage Company)

                        NOTES  TO  FINANCIAL  STATEMENTS


                                October 31, 2003


                                   (Unaudited)

2.         SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES  -  CONTINUED

Recent  Accounting  Prouncements
 --------------------------------

The Company does not expect that the adoption of other recent accounting pronouncements will have a material impact on its financial statements.


3.     UNPROVEN  MINERAL  CLAIMS


The Bridge claim was acquired by staking on February 7, 2000. Assessment work was done on the property from January 24 to 29, 2003 and the new expiry date is February 7, 2004.

The claims have not been proven to have a commercial minable ore reserve and therefore all costs for exploration and retaining the properties have been expensed.

4.     SIGNIFICANT  TRANSACTIONS  WITH  RELATED  PARTIES

Officer-director's and their controlled entities, have acquired 13% of the outstanding common stock and have made no interest, demand loans of $40,475 to the Company, and have made contributions to capital of $48,450by the payment of Company expenses.

5.         NON-QUALIFIED  STOCK  OPTION  PLAN

On August 20, 2002, the stockholders of the Company approved a Non-Qualified Stock Option Plan which provides for the issuance of a maximum of 240,000 common shares of the Company for future purchase by key employees, independent contractors, technical advisors or directors of the Company at a price of $0.15 per share. The Plan will be in effect for ten years. No shares have been issued under the plan on the date of this report.

6.     GOING  CONCERN

The Company will need additional working capital to service its debt and for its planned activity, which raises substantial doubt about its ability to continue as a going concern. Continuation of the Company as a going concern is dependent upon obtaining additional working capital and the management of the Company has developed a strategy, which it believes will accomplish this objective through additional equity funding, and long term financing and payment of Company expenses by its officers, which will enable the Company to operate for the coming year.

ANALYSIS  OF  FINANCIAL  INFORMATION

(i)  Balance  Sheet


A managerial analysis of various accounts for the four years ended January 31, 2003 and for the period ended October 31, 2003 are described below.


The  changes  in  the  various  balance  sheet  accounts  are  as  follows:






                               January 31    January 31    January 31    January 31    Octobrer 31
                                  2000          2001          2002          2003          2003
                              ------------  ------------  ------------  ------------  -------------
Assets:
    Bank . . . . . . . . . .    $   1,428      $    291     $      16     $      88      $     135
                                   =======      =======       ========      ========       ========
Liabilities:

    Accounts payable . . . .        2,055         6,428        13,129        16,585         23,458
    Accounts payable -
       Related parties . . .        9,932        13,425        20,384        38,076         40,475
Shareholders' equity
    Common stock . . . . . .        2,401         2,401         2,401         2,401          2,401
    Capital in excess of par       10,200        20,400        30,600        40,800         48,450
    Deficit. . . . . . . . .      (23,160)      (42,363)      (66,498)      (97,774)      (114,649)
                                 ---------      --------     ---------     ---------      ---------
                                $   1,428      $    291      $     16      $     88      $     135
                                  =======       ========      =======        =======       ========





The Company has raised no further funds since shares were originally subscribed for in 1999, other than through borrowings from directors and officers. Therefore, the directors and officers have had to contribute sufficient funds to continue the exploration activities on the Bridge claim in order to ensure that it is maintained in good standing. In addition, various fees to the auditors and transfer agents have had to be paid by the directors and officers to ensure those services will be provided when required.


The Company owed various creditors, other than related parties, $23,458 as at October 31, 2003 which comprise amounts owed to the auditors, accountant, transfer agent, office expenses and Edgar filing fees.


In the event that sufficient funds are not raised through sale of common stock registered pursuant to this Prospectus to meet the minimum requirement outlined herein, the directors currently intend to personally settle all outstanding accounts payable. This might not be necessary since the President of the Company has indicated that he is prepared to purchase a number of shares through this Prospectus to ensure the settlement of part of the outstanding accounts payable due to third party creditors. There is no assurance, however, that the directors or President will advance sufficient funds, or any funds, as they are not legally required or obligated to do so.

(ii)  Statement  of  Operations


An analysis of the accounts as described by management comprising the Statement of Operations for the four years ended January 31, 2003 and for the nine months ended October 31, 2003 are shown below:





                                                                                   Nine
                                                                                  Months
                                             Year      Year      Year     Year     Ended
                                            Ended     Ended     Ended     Ended   October      February 2,
                                            Jan.31   Jan. 31   Jan. 31   Jan. 31     31          1999 to
                                             2000      2001      2002     2003      2003    October 31, 2003
                                           --------  --------  --------  -------  --------  -----------------
Accounting
And audit                       (1)   . .  $  4,500  $  5,050  $  5,450  $ 4,400  $  4,055       $     23,455
Annual fees                     (2) . . .       125       150       150      300       209                934
Annual General Meeting          (3)               -         -         -        -       934                934
Bank charges                    (4).  . .        26        77        67      101        95                366
Edgar filing fees               (5) . . .         -     1,925     1,174    2,030       600              5,729
Franchise fees                  (6) . . .       102       102       106      104       108                522
Geology report                  (7). . . .    1,280         -         -        -         -              1,280
Incorporation
Cost                            (8)             519         -         -        -         -                519
Legal                           (9).              -         -         -    8,050         -              8,050
Management fee                 (10) . . .     6,000     6,000     6,000    6,000     4,500             28,500
Office expenses                (11) .   .       268       294       291    1,582     1,183              3,619
Rent                           (12).          3,600     3,600     3,600    3,600     2,700             17,100
Staking costs                  (13) . . .     3,195         1     4,991    2,500         -             10,687
Telephone                      (14).  . .       705       600       600      600       450              2,955
Transfer agent's fees          (15) . . .     2,840     1,404     1,706    2,009     2,041              9,999
                                           --------  --------  --------  -------  --------         ----------

                                           $ 23,160  $ 19,203  $ 24,135  $31,276  $ 16,875        $   114,649
                                           ========  ========  ========  =======  ========          =========






(1)     Accounting  and  audit  -  $23,455


The Company engages the services of an accountant to undertake the quarterly bookkeeping services and to prepare a working paper file for submission to the auditors for the various Forms 10-KSBs and 10-QSBs. The amount, during the four year period, paid and/or accrued to the independent auditors was $13,100. The residual balance represents the amount paid and/or accrued for accounting services.


(2)     Annual  fees  -  $934



The annual fee represents the amount paid to the registered agent for the Company in the State of Delaware.



(3)     Annual  General  Meeting  -  $934


Represents the cost of holding the Annual General Meeting on September 5,2003, preparing and mailing all information to the shareholders.


(4)     Bank  charges  -  $366


Bank  charges are incurred monthly.   Presently the Company has only one banking
facility  located  in  Vancouver,  Canada.

(5)     Edgar  filing  fees  -  $5,729

In the past the Company has used the services of an Edgar filer located in Washington, DC, to file its Form 10-SB and various Forms 10-KSB and 10-QSB. During the fiscal year ended January 31, 2000 no invoices were received and therefore no accrual was made for the filing of the Form 10-SB. This cost has been reflected in the expense for the fiscal year ended January 31, 2001. The amount incurred during the fiscal year ended January 31, 2003 and for the three months ended April 30, 2003, six months ended July 31, 2003 and nine months ended October 31, 2003 represent Edgar filing fees for the Forms 10-KSB and 10-QSBs, Form SB-2, Form 3s, Form 8-K and Form NT10Q.

(5)     Franchise  fees  -  $522

Since the Company was incorporated in Delaware it is required to pay the State of Delaware a capital tax based on the number of shares issued and the gross assets. This tax is paid by the first of March each year. During the last four years ended January 31 and for the nine months ended October 31, 2003 the tax paid was as follows:

                Jan. 31   Jan.31   Jan. 31   Jan. 31   Oct. 31,
Source           2000      2001      2002      2003      2003        Total
------           ----      ----     ----      ----      -------      -----

Minimum tax    $  30      $  30     $  30    $  30      $  30     $   150
Filing fees       20         20        20       20         20         100
Late filing
    penalty       50         50        50       50         50         250
Interest           2          2         6        4          8          22
-                 ---      ----       ---      ---        ---        ----
               $ 102      $ 102     $ 106    $ 104      $ 108     $   522
                 ===        ===       ===     ====       ====        ====



(6)     Geological  report  -  $1,280


The Company engaged the services of a professional geologist to prepare a report on its former mineral claim called "Rubincon claim" in July 1999 for a cost of $1,280. This mineral claim was located in the Zeballos mining area of British Columbia and was subsequently abandoned by the Company due to the difficulty in exploration. The claim was located on a steep mountainside and therefore did not allow for ease of exploration. In March 2001, the Company identified its present mineral claim and had another geologist, being Douglas Symonds, prepare a geological report on the mineral claim called "Bridge". His fees have been included under Item 12 - Staking costs, below


(7)     Incorporation  costs  -  $519


The Company incorporated in Delaware for a cost of $255. Subsequently, management realized that the authorized share capital was not sufficient to allow all the present shareholders to invest in the Company. Therefore, an amendment to the Articles of Incorporation was required to change the authorized share capital; refer to Exhibit 3(i)c. This represents an additional cost of $264. The Company has expensed the incorporation costs as a period cost rather than capitalize them and amortize them over the life of the Company.


(8)     Legal  -  $8,050


Represents  legal  fees  paid  to  the  Corporate  Legal Services, Santa Monica,
California  for  review  and  comments  relating  to  this  Form  SB-2.


(9)     Management  fees  -  $28,500


The management of the Company does not charge any fees for the services they provide to the Company but have accrued $500 per month or $6,000 per year to give recognition to the services they are providing. Therefore, management has accrued a charge for management fees to the Statement of Operations each year with an offsetting entry to Capital in Excess of Par Value under the Shareholders' Equity section of the Balance Sheet. The Company has no responsibility to pay either in cash, shares or other consideration the above noted amount.


(10)     Office  expenses  -  $3,619


Office expenses comprise photocopying, faxing and delivery as well as the purchasing of various office supplies during the prior four years. During the fiscal year ended January 31, 2003 Rubincon incurred mailing cost for the Information Circular and Proxy for the Annual General Meeting held on August 20, 2002 and the special Proxy circulation in October. In addition, the Company incurred approximately $400 to rent a facility to hold the Annual General Meeting. During the three months ended April 30, 2003, Rubincon incurred photocopying and printing charges associated with the filing of this Form SB-2 in the amount of $488.


(11)     Rent  -  $17,100


The Company uses the offices of its President, both past and present, and is not charged any rent for this service. Nevertheless, management realizes there should be a charge for the use of an office and therefore have accrued $300 per month, being approximately the value of a one room office space in Vancouver, Canada. The Company has charged this amount to expense in each year with an offsetting entry to Capital in Excess of Par Value. The Company has no responsibility to pay either in cash, shares or consideration the above noted amount.

(12)     Staking  costs  -  $10,687

In  February 1999, the Company staked the Rubincon mineral claim in the Zeballos
mining area of British Columbia.   Subsequently this mineral claim was abandoned
as  mentioned  under  "Geology  Report"  above.

The Company undertook a work program on the Bridge property in February 2001 comprising the establishment of a grid system for future rock and soil sampling. In January 2002 the grid was extended in both a north and west direction on the mineral property and in January 2003 another exploration program was undertaken as more fully described on page 26. The latter exploration work maintained the Bridge claim in good standing until February 7, 2004. It is the intention of management to use the funds raised upon sale of common stock registered pursuant to this Prospectus to undertake a rock and soil sampling program, which will be contained within the boundaries of the established grid as well as to complete Phase I as set forth by Douglas Symonds, Professional Geo-scientist. The cost of his report is included in the 2002 expenses.


(13)     Telephone  -  $2,955


Originally, under the prior directors, the Company had a telephone number in the United States but with lack of use the telephone number was abandoned. Management does not charge for the use of their personal telephones for business purposes. Nevertheless, management realizes the Company should recognize an expense for telephone and therefore has accrued $50 per month for this purpose. As in Management Fees and Rent the credit has been allocated to Capital in Excess of Par Value. The Company has no responsibility to pay either in cash, shares or other consideration the above noted amount.


(14)     Transfer  agent  -  $9,999


The Company's transfer agent is Nevada Agency & Trust Company. The charges incurred during the three years and nine months represent a $1,200 annual fee for Nevada Agency & Trust to act as transfer agents each year, issuance of share certificates as required from time to time and other services required by the directors.

CHANGES IN AND AGREEMENT WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE
--------------------------------------------------------------------------------


Refer to page 22 - Interest of Named Experts and Counsel under the heading "Change In Independent Accountants.


                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS
                ------------------------------------------------

                   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION
                   -------------------------------------------

     The following table sets forth the estimated fees and expenses in connection with the issuance and distribution of the securities being registered hereunder, all of which are being paid by the Company:

      Audit and accounting                                      $  2,550
      Annual fee (registered office and franchise fee)               250
      Legal                                                        8,500
      Photocopying and Delivery                                      100
      Registration Fees                                              100
      Transfer agent's fees  -  issuance of certificates           1,000
                                                                 -------
      Total estimated expenses of issuance and distribution     $ 12,500
                                                                 =======

     The Company will not be using the services of an underwriter and therefore no discounts or commissions are recognized in the above. In addition, none of the Company's securities are issued for resale by any of the shareholders. There are no premiums paid by the Company on any policy to insure or indemnify directors or officers against any liabilities the Company may incur in the registration, offering, or sale of its securities.

                     RECENT SALES OF UNREGISTERED SECURITIES
                     ---------------------------------------

     The Company's stock is not presently traded or listed on any public market even though the Company is reporting. Upon effectiveness of the Company's Rubincon under the Securities Exchange Act of 1934, it is anticipated that one or more broker dealers may make a market in its securities over-the-counter, with quotations carried on the National Association of Securities Dealers, Inc.'s "OTC Bulletin Board" .


     From inception through to December 31, 2003, the Company has issued and sold the following unregistered shares of its common stock (the aggregated value of all such offerings did not exceed $l,000,000):


(i)     Subscription  for  shares  by  Directors  and  Officers  of  the Company

     On February 25, 1999 the Company issued to its former President, Carsten Mide, 200,000 common shares and to its former Secretary Treasurer, Kirsten Wilson, 100,000 common shares at $0.001 per share for cash consideration.

     On February 25, 1999, the Company issued shares to individuals who either became a director or officer or their spouse became a director of the Company. Jack Cewe became a director of the Company on July 12, 1999 and Albert Ezzy became Secretary and Treasurer and a Director of the Company on August 2, 1999. Previously Jack Cewe's wife had purchased 50,000 common shares and Albert Ezzy purchased 75,820 common shares both at a price of $0.001 per share; both for cash consideration.

     All of the above issuances were exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(2) thereof and Regulation D.

     Subsequently Carsten Mide transferred his 200,000 shares to Irene Campany, a current director and officer of the Company. A new hold period started from the date of transfer, April 11, 2001, whereby Irene Campany can only sell shares as allowed under Rule 144.

     The shares held by Martine Rummelhoff, currently a director of the Company, were 75,000 shares acquired in an arm's length purchase and have been restricted by having a legend placed upon the share certificate. A sale of these shares is subject to the rules and regulations of Rule 144. In addition, 100,000 shares issued to Kirsten Wilson had been transferred to another shareholder and are restricted since they were issued in compliance with the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended. The former Secretary and Treasurer of the Company, Albert Ezzy, has retained his 75,820 shares which have a legend printed on the share certificates restricting their transfer except upon the availability of an exemption from registration requirements. The wife of one of the former directors, Mabel Cewe, has her 50,000 shares restricted from transfer except upon the availability of an exemption from registration requirements, and she has made no application to have any of the shares released.

     All  of  the  above  mentioned  shares  have  been  held  for  one  year.
Accordingly, the holders of such shares could now sell, within a three month period, a number of their shares equal to 1% of the outstanding common shares in the Company, subject to compliance with the requirements of Rule 144, except for those shareholders who are no longer affiliates and who have held their shares for more than two years. Non-affiliated shareholders who have held their shares for more than two years can sell their shares without restriction, pursuant to Rule 144(k). There are "stop transfer" instructions placed against the certificates and a legend has been imprinted on the stock certificates other than those held by Martine Rummelhoff. Refer to "Certain Relationships and Related Party Transactions" on page 30 for additional information.

(ii)     Subscription  for  1,975,000  shares

     On February 25, 1999, the Company accepted subscriptions from twenty-eight non-accredited investors, all of whom were not US-Persons as defined in Regulation S, in the amount of 1,975,000 shares at a price of $0.001 per share, for total consideration of $1,975. In all cases the consideration was paid in cash. These shares were issued in accordance with the exemption from registration provided by Rule 504 of Regulation D of the Securities Act of 1933, as amended, and an appropriate Form D was filed in connection with the issuance of these shares.


     None of the securities issued or to be issued under this Registration Statement are convertible or exchangeable into other securities.

                                  EXHIBIT INDEX






EXHIBIT
NO.                                    DESCRIPTION
-------               ---------------------------------------------------

3.1 Amended and Restated Articles of Incorporation (incorporated by reference from Rubincon's Registration Statement on Form-SB-2A filed on June 6, 2003)

3.2 Certificate of Amendment of Certificate of Incorporation (incorporated by reference from Rubincon's Registration Statement

3.3    By-laws (incorporated by reference from Rubincon's Registration Statement on
       Form SB-2A filed on June 6, 2003)

4      Specimen Stock Certificate (incorporated by reference from Rubincon's
       Registration Statement on Form SB-2A filed on June 6, 2003)

5.1    Legal Opinion re: Legality (incorporated by reference from Rubincon's
       Registration Statement on Form SB-2 filed on June 6,

10.1   Transfer Agent and Registrar Agreement (incorporated by reference from
       Rubincon's Registration Statement on Form SB-2A fil

11.1 Statement re: Computation of Per Share Earnings (incorporated by reference from Rubincon's Registration Statement on Form SB-2A filed on June 6, 2003)

23.1   Consent of Doug Symonds, Geoscientist (incorporated by reference from
       Rubincon's Registration Statement on Form SB-2A fil

23.2   Consent of Corporate Legal Services (Contained in Exhibit 5.1)

23.3   Consent of Sellers & Anderson

99.1   Subscription Agreement (incorporated by reference from Rubincon's Registration
       Statement on Form SB-2 on June 6, 2003)

99.2   Non-Qualified Stock Option (incorporated by reference from Rubincon's
       Registration Statement on Form SB-2A on June 6, 2003)

99.3   Audit Committee Charter (incorporated by reference from Rubincon's Registration
       Statement on Form SB-2A filed on June 6, 2003)






ITEM  28.     UNDERTAKINGS

The  Company  hereby  undertakes  to:

(a)

(1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by section 10 (a) (3) of the Securities Act of 1933;

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement.

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act of 1933, the Company will treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time will be deemed to be the initial bona fide offering.

(3) The Company will file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officers or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     In accordance with the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all the requirements of filing on Form SB-2 and authorized this pre-effective amendment number 4 to this registration statement to be signed on its behalf by the undersigned, in the City of Vancouver, British Columbia, Canada on March 10, 2004.


                                               RUBINCON  VENTURES  INC.


                                             /s/  "Ted  Reimchen"
                                             --------------------
                                                   Ted  Reimchen
                                          Principal  Executive  Officer
                                             President  and  Director

                            Special Power of Attorney

The undersigned constitute and appoint Ted Reimchen their true and lawful attorney-in-fact and agent with full power of substitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Form SB-2 registration statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the U.S. Securities and Exchange Commission, granting such attorney-in-fact the full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorney-in-fact may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


Date:  March  10,  2004



    /s/  "Ted  Reimchen"
------------------------
Ted  Reimchen
Principal  Executive  Officer
President  and  Director

   /s/  "Irene  Campany"
------------------------
Irene  Campany
Chief Financial Officer, Principal Accounting Officer
Secretary Treasurer and Director

   /s/  "Martine  Rummelhoff"
-----------------------------
Martine  Rummelhoff
Director